Exhibit 10.1

INVESTMENT AGREEMENT

by and among

Inspirato Incorporated,

Inspirato LLC,

the Other Guarantor Subsidiaries, as defined herein

and

Oakstone Ventures, Inc.

Dated as of August 7, 2023

TABLE OF CONTENTS

-i-

-ii-

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of August 7, 2023 is by and among (i) Inspirato Incorporated, a Delaware corporation (the “Company”), (ii) Inspirato LLC, a Delaware limited liability company (“OpCo”), (iii) the Subsidiaries (other than Excluded Subsidiaries) of the Company or OpCo listed on the signature pages hereto under the heading “Other Guarantor Subsidiaries” (collectively, the “Other Guarantor Subsidiaries” and together with OpCo, the “Guarantor Subsidiaries”), and (iv) Oakstone Ventures, Inc., a Delaware corporation (the “Purchaser”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Section 1.01.

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, twenty five million U.S. dollars ($25,000,000.00) in principal amount of the Company’s 8% Senior Secured Convertible Note due 2028 in the form attached hereto as Exhibit A (referred to herein as the “Note”), to be issued in accordance with the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the repayment of the Note by the Company shall be guaranteed by the Guarantor Subsidiaries and shall be secured by all of the assets of the Company and the Guarantor Subsidiaries as of the time of the issuance of the Note and any assets acquired thereafter, subject to the terms and conditions set forth in the Security Documents (as defined in the Note);

WHEREAS, the Company Group and the Purchaser desire to enter into certain agreements set forth herein;

WHEREAS, prior to the execution hereof, the Board of Directors (as defined below) and the governing body of each of the Guarantor Subsidiaries have approved and authorized the execution and delivery of this Agreement and the other Transaction Agreements (as defined below) and the consummation of the transactions contemplated hereby and thereby; and

WHEREAS, substantially concurrently with the execution of this Agreement, certain stockholders of the Company have entered into voting agreements (each a “Voting Agreement”) with the Purchaser, pursuant to which, among other things, such stockholders have agreed to vote all of their shares of Company Common Stock in favor of each of the Company Stockholder Proposals.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

Article I.

DEFINITIONS

Section 1.01     Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Notes” shall mean any debt instrument having the same form and terms as the Note (other than with respect to the principal amount), which such instrument shall not provide the holder thereof with (x) any rights or benefits that are more favorable to the holder in any respect than the rights and benefits provided by the Note to its holder, or (y) any rights to designate any observer, director or other member to the Board of Directors or the governing body of any other member of the Company Group.

“Additional Notes Purchasers” shall mean, collectively, (x) the Persons set forth on Schedule 1 hereto and (y) any other Person who is an “accredited investor” (as defined in Rule 501(a) promulgated under the Securities Act), subject, in the case of this clause (y), to Purchaser’s prior approval, not to be unreasonably conditioned, withheld or delayed (it being understood that it shall not be unreasonable for the Purchaser to withhold approval for strategic investors (e.g., financial services companies with a significant credit card business and companies engaged in the travel, lodging, hospitality and vacation industries) or their affiliated investment entities or divisions).

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. For the avoidance of doubt, with respect to the Purchaser, no member of the Company Group (or any of its Affiliates) shall be considered an Affiliate of the Purchaser or any of the Purchaser’s Affiliates. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, however, that with respect to the Purchaser, for purposes of Section 4.08(b), Section 4.10(e) and Section 4.10(f), “control” shall have the meanings under the BHC Act and its implementing regulations.

“Alternative Transaction Proposal” shall mean any indication of interest, inquiry, proposal, agreement or offer, whether or not in writing, from any Person (other than the Purchaser or its Affiliates) or “group,” within the meaning of Section 13(d) of the Exchange Act, relating to any transaction or series of transactions that (i) would be prohibited, or would require the consent of the holder of the Note, under the terms of the Note had the Note been issued and outstanding on the date hereof, (ii) would, or would reasonably be expected to, prevent, materially impair or materially delay the consummation of the Transactions, or (iii) would, or would reasonably be expected to, cause a condition to the Closing set forth in Section 2.02(c), Section 2.02(d) or Section 2.02(e) to not be satisfied prior to the Termination Date; provided that, for the avoidance of doubt, the issuance of the Additional Notes or any debt securities which are convertible by their terms into the Additional Notes at the Closing in compliance with this Agreement (and actions ancillary thereto) shall not constitute an Alternative Transaction Proposal.

“Amendment to the Charter” shall mean the amendment to the second amended and restated certificate of incorporation of the Company, in the form set forth on Exhibit B attached hereto, with such changes prior to the approval thereof by the Company’s stockholders as may be agreed in writing between the Company and the Purchaser in compliance with the DGCL.

“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading such that such Registration Statement will be available for the resale of Registrable Securities.

“Beneficially Own,” or “Beneficially Owned” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the “Beneficial Owner” of a security if that person has the right to acquire beneficial ownership of such security at any time. Solely for purposes of determining the number of shares of Company Common Stock issuable upon conversion of the Note Beneficially Owned by the Purchaser and/or its Affiliates, no effect shall be given to any term in the Note limiting the conversion of the Note into shares of Company Common Stock.

“BHC Act” means the Bank Holding Company Act of 1956, as amended and as interpreted and implemented by the Board of Governors of the Federal Reserve System, whether pursuant to regulation, interpretation or otherwise.

“Blackout Period” means in the event that the Company determines in good faith that any registration or sale pursuant to any registration statement would reasonably be expected to materially adversely affect or materially interfere with any bona fide financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which the Board of Directors determines in good faith would reasonably be expected to materially adversely affect or materially interfere with such bona fide financing of the Company or material transaction under consideration by the Company or materially adversely affect the Company, a period of up to sixty (60) days; provided that a Blackout Period may not be called by the Company more than twice in any period of twelve (12) consecutive months and may not be called by the Company in consecutive fiscal quarters.

“Board of Directors” shall mean the board of directors of the Company.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to remain closed.

“Change of Control” shall have the meaning given to such term in the Note.

“Charter Amendment Proposal” shall mean the proposal to adopt, authorize and approve the Amendment to the Charter presented to the Company’s stockholders at the Company Special Meeting.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commercial Agreement” means the commercial agreement to be entered into between the Company and Purchaser Affiliate, in accordance with the terms and subject to the conditions set forth in that certain letter agreement, dated the date hereof (the “Framework Agreement”), between the Company and Purchaser Affiliate.

“Company Board Recommendation” shall mean the unanimous recommendation of the Board of Directors to the stockholders of the Company to approve each of the Company Stockholder Proposals.

“Company Class A Common Stock” shall mean the Class A common stock, $0.0001 par value per share, of the Company.

“Company Class B Non-Voting Common Stock” shall mean the Class B non-voting common stock, $0.0001 par value per share, of the Company, having the designation, rights, power, preferences, qualifications, limitations and restrictions set forth in the Amendment to the Charter.

“Company Class V Common Stock” shall mean the Class V common stock, $0.0001 par value per share, of the Company.

“Company Common Stock” shall mean the common stock, $0.0001 par value per share, of the Company, including the Company Class A Common Stock, the Company Class B Non-Voting Common Stock (upon its due designation), and the Company Class V Common Stock.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 of the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1) of the Securities Act.

“Company Group” shall mean, collectively, the Company, OpCo and all of their Subsidiaries.

“Company Preferred Stock” shall mean the preferred stock, $ 0.0001 par value per share, of the Company.

“Company Stockholder Approvals” means, collectively, (i) the approval of the Charter Amendment Proposal at the Company Special Meeting in accordance with the DGCL and the organizational documents of the Company and (ii) the approval of the Nasdaq Proposal at the Company Special Meeting in accordance with the DGCL, the organizational documents of the Company and the rules and regulations of Nasdaq.

“Company Stockholder Proposals” shall mean, collectively, the Charter Amendment Proposal and the Nasdaq Proposal.

“Confidentiality Agreement” shall mean the confidentiality agreement entered into by the Company and Purchaser Affiliate on May 10, 2023.

“Conversion Price” has the meaning set forth in the Note.

“DGCL” means the General Corporation Law of the State of Delaware.

“Existing Registration Rights” means, collectively, the registration rights set forth in the following agreements: (i) the Sponsor Subscription Agreement, dated as of February 10, 2022, by and among the Company, OpCo, and Thayer Ventures Acquisition Holdings LLC (the “Sponsor”), (ii) the Amended and Restated Registration and Stockholder Rights Agreement, dated as of February 11, 2022, by and among the Company, Sponsor and the other parties named therein, (iii) the Warrant Agreement, dated as of December 10, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as assigned, assumed and amended by the Assignment, Assumption and Amended Agreement, dated as of February 11, 2022, by and among the Company, Computershare Trust Company, N.A. and Computershare, Inc., and (iv) the Warrant to Purchase Shares of Class A Common Stock, dated as of March 13, 2023, by and between Inspirato Incorporated and Saks.com LLC.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” has the meaning set forth in the Note.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Material Adverse Effect” shall mean any events, changes, developments, facts, occurrences or circumstances that, individually or in the aggregate (x) have had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company Group, taken as a whole, or (y) prevent, materially impair or materially delay or would reasonably be expected to prevent, materially impair or materially delay the ability of the Company Group to consummate the Transactions, other than, solely in the case of clause (x), any event, change, development, fact, occurrence or circumstance resulting from or arising out of the following: (a) events, changes, developments, facts, occurrences or circumstances after the date hereof generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (b) events, changes, developments, facts, occurrences or circumstances after the date hereof in the industries in which the Company Group conducts its business, (c) any adoption, repeal or modification after the date hereof of any rule, regulation, ordinance, Order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator, (d) any changes after the date hereof in GAAP or accounting standards or interpretations thereof, (e) epidemics, pandemics, earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (f) the announcement or entry into this Agreement (it being understood and agreed that this clause (f) will not apply with respect to any representation or warranty the purpose of which is to address the consequences of the announcement or entry into this Agreement), (g) any taking of any action at the express written request of Purchaser, (h) any failure by the Company Group to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect, development, fact, occurrence or circumstance underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (i) any changes in the share price or trading volume of the Company Class A Common Stock (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect, development, fact, occurrence or circumstance underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (a) through (e), to the extent that such event, change or development materially disproportionately affects the Company Group, taken as a whole, relative to other similarly situated companies in the industries in which the Company Group operates.

“Nasdaq” shall mean the Nasdaq Stock Market LLC.

“Nasdaq Proposal” shall mean the proposal to authorize the issuance of Company Common Stock upon the conversion of the Note (including as a result of interest that is paid in kind), to the extent such approval is required under the rules of the Nasdaq, including Nasdaq Rule 5635(b).

“Order” shall mean any decision, ruling, order, writ, judgment, injunction, stipulation, determination, decree or award entered by or with any Governmental Entity.

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Proxy Statement” shall means the proxy statement to be provided to the Company’s stockholders in connection with the Company Special Meeting.

“Purchaser Affiliate” shall mean Capital One Services, LLC, a Delaware limited liability company.

“Purchaser Group” shall mean, collectively, Purchaser, the Purchaser Affiliate and their respective subsidiaries.

“Registrable Securities” shall mean the Subject Securities; provided that any Subject Securities will cease to be Registrable Securities when (a) such Subject Securities have been sold or otherwise disposed of to a Person that is not an Affiliate of Purchaser; provided that any sale or disposition of Subject Securities in an amount equal to or greater than $5,000,000 shall remain Subject Securities unless sold or disposed of pursuant to an effective Registration Statement or pursuant to Rule 144, or (b) such Subject Securities cease to be outstanding.

“Registration Expenses” shall mean all expenses incurred by the Company Group in complying with Article V, including all registration, listing and filing fees, printing expenses, fees and disbursements of counsel and independent public accountant for the Company Group, fees and expenses incurred by the Company Group in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., transfer Taxes, and fees of transfer agents and registrars, but excluding any underwriting fees, discounts and selling commissions to the extent applicable to the Registrable Securities of the Selling Holders.

“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representative” means, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, managers, partners, employees, accountants, counsel, financial advisors, consultants, temporary agency employees, independent contractors, and other advisors, agents or representatives.

“Reverse Stock Split Proposal” shall mean the proposal to adopt, authorize and approve the reverse stock split of the outstanding shares of the Company Common Stock as presented to the Company’s stockholders at the Company Special Meeting by the combination of each five (5), ten (10), fifteen (15) or twenty (20) (with the effective number to be determined by the Board of Directors following approval of the Reverse Stock Split Proposal by the Company’s stockholders) shares of Company Class A Common Stock, and of Company Class V Common Stock, into one (1) share of Company Class A Common Stock and one (1) share of Company Class V Common Stock, respectively (each such proposed reverse stock split ratio, a “Proposed Reverse Stock Split Ratio”). For the avoidance of doubt, following the reverse stock split, one share of Company Class A Common Stock shall continue to be identical in all respects to one share of Company Class B Non-Voting Common Stock except as expressly set forth in the Amendment to the Charter.

“Reverse Stock Split Ratio” shall mean the Proposed Reverse Stock Split Ratio selected by the Board of Directors to apply to the reverse stock split of the outstanding shares of the Company Common Stock following the approval of the Reverse Stock Split Proposal by the Company’s stockholders.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 405” shall mean Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value (to be calculated as the amount at which the assets (both tangible and intangible), in their entirety, of such Person taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act) of the assets of such Person taken as a whole exceeds the total amount of liabilities (it being understood that the term “liabilities,” for the purposes of this definition, will be limited to the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of such Person taken as a whole, on such date of determination, determined in accordance with GAAP consistently applied), (b) the present fair salable value (defined as the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of such Person taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated) of the assets of such person taken as a whole exceeds their liabilities, (c) such Person, taken as whole, does not have unreasonably small capital (defined as sufficient capital to reasonably ensure that such Person will continue to be a going concern for the period from the date of determination through the one-year anniversary of the original issuance date of the Note, based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by such Person reflected in such Person’s projected financial statements and in light of its anticipated credit capacity), and (d) such Person and its Subsidiaries, taken as a whole, will be able to pay its liabilities as they mature.

“Subject Securities” shall mean (i) the shares of Company Common Stock issuable or issued upon conversion of the Note; and (ii) any securities issued as or pursuant to (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as or pursuant to) a dividend, stock split, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) above or this clause (ii).

“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, unclaimed property, withholding, duties, windfall profits, intangibles, franchise, backup withholding, value-added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” shall mean a report, return, information statement, declaration, claim for refund, election, statement or other document supplied or required to be supplied to a Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party” shall mean a Person other than Purchaser or any of its Affiliates.

“Underwritten Offering” shall mean a sale of Registrable Securities to an underwriter or underwriters for reoffering to the public, including in a block trade offered and sold through an underwriter or underwriters.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Section 1.02     Certain Other Definitions. The below listed terms are defined in the sections indicated below:

Term	Section
Action	4.11(a)
Additional Notes Cap	4.14
Additional Notes Offering	4.14
Agreement	Preamble
Anti-Corruption Laws	3.01(o)(i)
Anti-Money Laundering Laws	3.01(o)(i)
Bridge Notes	4.14
Closing	2.02(a)
Closing Date	2.02(a)
Company	Preamble
Company Board Recommendation Change	4.04
Company Reports	3.01(i)(i)
Company Special Meeting	4.04
Confidential Information	4.08(a)
Data Security Obligations	3.01(s)
Disqualification Event	3.01(f)
Enforceability Exceptions	3.01(c)
Environmental Laws	3.01(q)
Existing Registration Rights Agreement	3.01(b)(v)
Framework Agreement	Section 1.01 – definition of Commercial Agreement
FRB	3.01(t)
Free Writing Prospectus	5.03(a)(iv)
Guarantor Subsidiaries	Preamble

Indemnification Notice	4.11(b)
Indemnified Persons	5.05(a)
Indemnitee	4.11(a)
Initial Notice	5.02(c)
Intellectual Property	3.01(r)
IT Assets	3.01(s)
Losses	5.05(a)
Note	Recitals
Note Deliverables	2.02(d)(i)
OpCo	Preamble
OpCo LLCA	3.01(b)(i)
Other Guarantor Subsidiaries	Preamble
Ownership Condition	4.06(a)
Ownership Threshold	4.10(f)
Perfection Certificate	2.02(b)(viii)(A)
Piggyback Registration Rights	5.02(c)
Pledged Equity	2.02(b)(viii)(B)
Purchase	2.01
Purchase Price	2.01
Purchaser	Preamble
Purchaser Observer	4.06(a)
Registration Date	5.01(a)
Registration Termination Date	5.01(b)
Sanctions	3.01(o)(i)
Selling Holders	5.03(a)(i)
Specified Persons	6.12(a)
Stockholder Claim	4.11(a)
Take-Down Notice	5.02(b)
Termination Date	2.03(c)
Transaction Agreements	3.01(c)
Transaction Litigation	4.05
Transaction Proposals	4.03
Transactions	3.01(c)
Voting Agreement	Recitals
Voting Threshold	4.10(e)

Section 1.03     General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “will” shall be construed to have the same meaning as the word “shall.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “or” shall not be exclusive. Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), references to “the date hereof” refer to the date of this Agreement and references herein to Articles or Sections refer to Articles or Sections of this Agreement. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be the relevant number of calendar days unless otherwise specified and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. The term “Note” shall be deemed to include any instrument resulting from the subdivision of the principal amount of the Note issued at Closing and any further subdivisions thereof.

Article II.

SALE AND PURCHASE OF THE NOTE

Section 2.01     Sale and Purchase of the Note. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and acquire from the Company, the Note for a purchase price equal to the principal amount of the Note (such price, the “Purchase Price,” and such transaction, the “Purchase”).

Section 2.02     Closing.

(a)            The closing (the “Closing”) of the Purchase shall take place at 9:00 a.m. (New York time) on the third Business Day after the satisfaction or waiver (to the extent permitted by applicable law) of all of the conditions set forth in Section 2.02(c), Section 2.02(d) and Section 2.02(e) (other than such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at or prior to the Closing) (the date on which the Closing actually occurs, the “Closing Date”), by electronic exchange of deliverables, unless another date, time or place is agreed to in writing by the parties hereto.

(b)            To effect the Purchase, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i)            the Company Group shall issue, execute and deliver to the Purchaser the Note, registered in the name of the Purchaser, against payment in full by or on behalf of the Purchaser of the Purchase Price;

(ii)           the Purchaser shall cause a wire transfer to be made in immediately available funds to an account of the Company designated in writing by the Company to the Purchaser in an amount equal to the Purchase Price;

(iii)          the Purchaser shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or Form W-8, as applicable;

(iv)          each of Purchaser Affiliate and Company shall execute the Commercial Agreement, and deliver, or cause to be delivered, to the other its respective counterpart signature to the Commercial Agreement;

(v)           the Company shall cause the Amendment to the Charter to be executed and filed with the Secretary of State of the State of Delaware, in accordance with the DGCL;

(vi)          the Company Group shall deliver, or cause to be delivered, to the Purchaser the certificates contemplated by Section 2.02;

(vii)         the Purchaser shall deliver, or cause to be delivered, to the Company the certificate contemplated by Section 2.02(e)(iv);

(viii)        the Company Group shall deliver (or cause to be delivered on its behalf) to the Purchaser all of the following, each of which shall be originals or facsimiles or “pdf” files (followed promptly by originals) unless otherwise specified, each properly executed by an officer of each of the members of the Company Group, each dated as of the Closing Date (or, in the case of certificates of governmental officials, as of a recent date before the Closing Date), each in form and substance reasonably satisfactory to the Purchaser, and each accompanied by their respective required schedules and other attachments (and set forth thereon shall be all required information with respect to the Company Group):

(A)	executed counterparts of (1) the Guarantee and Collateral Agreement (as defined in the Note) and (2) a perfection certificate in form and substance reasonably satisfactory to the Purchaser (the “Perfection Certificate”), and (3) any other Security Documents contemplated by any of the foregoing (including any mortgages, Intellectual Property security agreements, control agreements or other arrangements), in each case, from each of the members of the Company Group;

(B)	certificates, if any, representing the equity interests owned by the Company or any of its Subsidiaries and required to be pledged pursuant to the Guarantee and Collateral Agreement (the “Pledged Equity”), accompanied by undated stock powers executed in blank (or stock transfer forms, as applicable) and instruments evidencing the Pledged Equity indorsed in blank (or instrument of transfer, as applicable) shall have been delivered to the Collateral Agent (as defined in the Note);

(C)	copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Purchaser may deem reasonably necessary in order to perfect and protect the liens on assets of the Company Group under the Guarantee and Collateral Agreement, covering the collateral described in the Guarantee and Collateral Agreement;

(D)	evidence that all other actions, recordings and filings of or with respect to the Guarantee and Collateral Agreement that the Purchaser may deem reasonably necessary or desirable in order to perfect and protect the liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Purchaser (including receipt of duly executed payoff letters, customary lien searches and UCC-3 termination statements);

(E)	a solvency certificate executed by the chief financial officer or similar officer, director or authorized signatory of the Company in form and substance reasonably satisfactory to the Purchaser; and

(F)	such documents and certifications (including organizational documents and, if applicable, good standing certificates) as the Purchaser may reasonably require to evidence (A) the identity, authority and capacity of each officer of the members of the Company Group acting as such in connection with the Note and the other Note Documents (as defined in the Note) and (B) that each member of the Company Group is duly organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing; and

(ix)           the Company Group shall deliver (or cause to be delivered on its behalf) to the Purchaser opinions of counsel (including local counsel) customary in transactions similar in nature to the Transactions to each of the members of the Company Group, addressed to the Purchaser and the Collateral Agent, in form and substance reasonably satisfactory to the Purchaser.

(c)            The respective obligations of each party hereto to effect the Purchase are subject to the satisfaction or written waiver by the Company and the Purchaser of the following conditions as of the Closing:

(i)            no statute, rule or regulation that prohibits the Purchase shall have been enacted, issued, enforced or promulgated and remain in effect by any Governmental Entity and there shall be no Order or injunction of a court of competent jurisdiction prohibiting or making illegal the consummation of the Purchase; and

(ii)           each of the Company Stockholder Approvals shall have been duly obtained in accordance with the terms of the DGCL, the applicable rules and regulations of Nasdaq and the Company’s organizational documents at the Company Special Meeting.

(d)            The obligations of the Purchaser to effect the Purchase are subject to the satisfaction or written waiver by the Purchaser of the following conditions as of the Closing:

(i)            the Company Group shall have duly executed and delivered (or caused to be duly executed and delivered) to the Purchaser each of the agreements, instruments and items described in Section 2.02(b)(i), Section 2.02(b)(viii), and Section 2.02(b)(ix) (together, the “Note Deliverables”);

(ii)           the Company shall have duly executed the Commercial Agreement, and delivered, or cause to be delivered, to Purchaser its counterpart signature to the Commercial Agreement;

(iii)          (A) the representations and warranties of the Company Group set forth in Section 3.01(a), Section 3.01(c), Section 3.01(g), Section 3.01(h)(i), Section 3.01(t), Section 3.01(w), Section 3.01(z), and Section 3.01(aa), in the Note Documents, in the Perfection Certificate and in each of the other Note Deliverables shall be true and correct in all material respects on and as of the date hereof and the Closing Date, (B) the representations and warranties of the Company Group set forth in Section 3.01(b) shall be true and correct in all respects (other than de minimis inaccuracies) on and as of the date hereof and the Closing Date, (C) the representations and warranties of the Company Group set forth in Section 3.01(j)(ii) shall be true and correct on and as of the date hereof and the Closing Date and (D) the other representations and warranties of the Company Group set forth in Section 3.01 shall be true and correct on and as of the date hereof and the Closing Date (without giving effect to materiality, Material Adverse Effect, or similar phrases in the representations and warranties), except where the failure of such representations and warranties referenced in this clause (C) to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect;

(iv)          the Company Group shall have performed and complied in all material respects with all agreements and obligations required by this Agreement and the Framework Agreement to be performed or complied with by it on or prior to the Closing Date; and

(v)           the Purchaser shall have received certificates, dated the Closing Date, from each member of Company Group, duly executed by an executive officer of such entity on behalf of such entity, certifying that the conditions specified in Section 2.02(d)(iii) and Section 2.02(d)(iv) have been satisfied with respect to such entity.

(e)            The obligations of the Company Group to effect the Purchase are subject to the satisfaction or waiver by the Company of the following conditions as of the Closing:

(i)            the Purchaser Affiliate shall have duly executed the Commercial Agreement, and delivered, or cause to be delivered, to the Company its counterpart signature to the Commercial Agreement;

(ii)           (A) the representations and warranties of the Purchaser set forth in Section 3.02(a), Section 3.02(b)(i), Section 3.02(b)(iii) and Section 3.02(e) shall be true and correct in all material respects on and as of the date hereof and the Closing Date, and (B) the other representations and warranties of the Purchaser set forth in Section 3.02 shall be true and correct on and as of the date hereof and the Closing Date (without giving effect to materiality or similar phrases in the representations and warranties), except where the failure of such representations and warranties referenced in this clause (B) to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially impair or materially delay the ability of the Purchaser to consummate the Transactions;

(iii)          the Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement and the Framework Agreement to be performed or complied with by it on or prior to the Closing Date; and

(iv)         the Company shall have received a certificate, dated the Closing Date, duly executed by an authorized person of the Purchaser on behalf of the Purchaser, certifying that the conditions specified in Section 2.02(e)(i) and Section 2.02(e)(iii) have been satisfied.

Section 2.03     Termination Prior to Closing. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a)            upon the mutual written agreement of the Purchaser and the Company;

(b)            by either the Purchaser or the Company, if a court of competent jurisdiction or other Governmental Entity shall have issued an Order or ruling or taken any other action, and such Order or ruling or other action will have become final and non-appealable, or there will exist any statute, rule or regulation, in each case, permanently restraining, enjoining or otherwise prohibiting the consummation of the Purchase, provided, however, that the right to terminate this Agreement in accordance with this Section 2.03(b) will not be available to any party whose failure to comply with its obligations under this Agreement has been the primary cause of such restraint or the failure to remove such restraint;

(c)            upon the failure of the Closing to occur on or prior to the date this is one hundred twenty (120) days after the date of this Agreement (unless otherwise mutually agreed by the Company and Purchaser in writing) (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 2.03(c) shall not be available to any party whose failure to comply with its obligations under this Agreement has been the primary cause of the failure of the Closing to occur on or before such time;

(d)            by Purchaser, if, prior to the Closing, there has been a breach by the Company Group of, or any inaccuracy in, any representation, warranty, covenant or other agreement of the Company Group set forth in this Agreement or the Framework Agreement such that a condition set forth in Section 2.02(d)(iii) or Section 2.02(d)(iv) would not be then satisfied, measured as of the time the Purchaser asserts a right of termination under this Section 2.03(d), and such breach or inaccuracy has not been cured within thirty (30) days following notice by the Purchaser thereof or such breach or inaccuracy is not reasonably capable of being cured; provided that the Purchaser will not be entitled to terminate this Agreement pursuant to this Section 2.03(d) at any time as of which the Purchaser is in breach of any representation, warranty, covenant or agreement such that a condition set forth in Section 2.02(e)(ii) or Section 2.02(e)(iii) would not be then satisfied, measured as of such time; or

(e)            by the Company if, prior to the Closing, there has been a breach by the Purchaser of, or any inaccuracy in, any representation, warranty, covenant or other agreement of the Purchaser set forth in this Agreement or the Framework Agreement such that a condition set forth in Section 2.02(e)(ii) or Section 2.02(e)(iii) would not be then satisfied, measured as of the time the Company asserts a right of termination under this Section 2.03(e), and such breach or inaccuracy has not been cured within thirty (30) days following notice by the Purchaser thereof or such breach or inaccuracy is not reasonably capable of being cured; provided that the Company will not be entitled to terminate this Agreement pursuant to this Section 2.03(e) at any time as of which the Company is in breach of any representation, warranty, covenant or agreement such that a condition set forth in Section 2.02(d)(iii) or Section 2.02(d)(iv) would not be then satisfied, measured as of such time.

Any termination of this Agreement in accordance with this Section 2.03 will be effective immediately upon the delivery of a written notice of the terminating party to Purchaser, if the Company is the terminating party, or to the Company, if the Purchaser is the terminating party. If this Agreement is terminated in accordance with this Section 2.03, this Agreement will become null and void and be of no further force or effect and there will be no liability on the part of any party hereto (or any of their respective Representatives); provided, however, that (x) this paragraph of this Section 2.03 shall survive any such termination and (y) nothing herein will relieve any party from liability for fraud in the making of any of its representations and warranties set forth in this Agreement or willful breach of any of its covenants or agreements set forth in this Agreement prior to such termination.

Article III.

REPRESENTATIONS AND WARRANTIES

Section 3.01     Representations and Warranties of the Company Group. Except as disclosed in the Company Reports filed with or furnished to the SEC and publicly available prior to the date hereof (excluding in each case any general disclosures set forth in the risk factors or “forward-looking statements” sections of such reports, and any other general disclosures included therein to the extent they are predictive or forward-looking in nature), the Company Group represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a)            Existence and Power. Each member of the Company Group is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate, limited liability or limited partnership power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification. No member of the Company Group is in material breach of it organizational documents.

(b)            Capitalization.

(i)            The authorized share capital of the Company consists of 1,500,000,000 shares of Company Common Stock (consisting of 1,000,000,000 shares of Company Class A Common Stock and 500,000,000 shares of Company Class V Common Stock) and 100,000,000 shares of Company Preferred Stock. As of August 4, 2023, there were 126,620,117 shares of Company Common Stock, 68,065,791 shares of Company Class A Common Stock, 58,554,326 shares of Company Class V Common Stock and no shares of Company Preferred Stock issued and outstanding. As of August 4, 2023, there were (a) 9,279,504 shares of Company Class A Common Stock underlying certain Company restricted stock awards, (b) options to purchase an aggregate of no shares of Company Common Stock issued and outstanding, (c) 17,938,507 shares of Company Class A Common Stock underlying the Company’s restricted stock unit awards, and (d) 8,624,792 shares of Company Class A Common Stock underlying the Company’s warrants that are listed on the Nasdaq, which such warrants have an exercise price of $11.50 per share and 18,000,000 shares of Company Class A Common Stock underlying the Company’s warrants issued to Saks.com LLC (and its Affiliates), which such warrants have an exercise price of $2.00 per share. Since August 4, 2023, (a) the Company has only issued options, shares of restricted stock or restricted stock units to acquire shares of Company Common Stock in the ordinary course of business consistent with past practice and (b) the only shares of capital stock issued by the Company were pursuant to restricted stock, outstanding options or restricted stock units to purchase shares of Company Common Stock or issuances of shares of Company Class A Common Stock in exchange for shares of Company Class V Common Stock and common units of OpCo in accordance with the organizational documents of the Company and the OpCo LLCA. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth above, the Company does not have any issued and outstanding securities. Except as provided in this Agreement or the Ninth Amended and Restated Limited Liability Company Agreement of OpCo, dated February 11, 2022 (“OpCo LLCA”), the Note and except as set forth in or contemplated by this Section 3.01(b)(i), there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock.

(ii)            As of August 4, 2023, the issued and outstanding equity interests of OpCo consists of 126,348,658 common units, of which the Company held 67,794,332 common units. Since August 4, 2023, OpCo has only issued common units to the Company as required by the terms of the OpCo LLCA. All outstanding units of OpCo are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth in the first sentence of this Section 3.01(b)(ii), OpCo does not have any issued and outstanding securities. Except as provided in the OpCo LLCA, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating OpCo to issue, transfer or sell, or cause to be issued, transferred or sold, any equity securities of OpCo or any securities convertible into or exchangeable for such equity securities and there are no current outstanding contractual obligations of OpCo to repurchase, redeem or otherwise acquire any of its equity securities.

(iii)            There are no Subsidiaries of the Company or OpCo other than the Other Guarantor Subsidiaries and Excluded Subsidiaries.

(iv)            OpCo owns, directly or indirectly, 100% of the issued and outstanding equity interests of each of the Other Guarantor Subsidiaries and the Excluded Subsidiaries. All outstanding equity interests of the Other Guarantor Subsidiaries and Excluded Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. There are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating any Other Guarantor Subsidiary or Excluded Subsidiary to issue, transfer or sell, or cause to be issued, transferred or sold, any of its equity securities or any securities convertible into or exchangeable for such equity securities and there are no current outstanding contractual obligations of any member of any Other Guarantor Subsidiary or Excluded Subsidiary to repurchase, redeem or otherwise acquire any of its equity securities.

(c)            Authorization. The execution, delivery and performance of this Agreement, the Note Documents, the Voting Agreement, the Framework Agreement and the Commercial Agreement (the “Transaction Agreements”) and the consummation of the transactions contemplated herein and therein (collectively, the “Transactions”) have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company other than the receipt of the Company Stockholder Approvals. The execution, delivery and performance of each Transaction Agreement and the consummation of the Transactions contemplated thereby has been duly authorized by the governing body of each member of the Company Group that is a party to such Transaction Agreement and all other necessary corporate action on the part of such member of the Company Group. Assuming this Agreement constitutes the valid and binding obligation of the Purchaser, this Agreement is a valid and binding obligation of the Company Group, enforceable against the Company Group in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). On the Closing Date, the Commercial Agreement will be duly executed and delivered by the Company and, assuming that it is a valid and binding obligation of the Purchaser Affiliate, will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. On the Closing Date, the Note Documents will be duly executed and delivered by the Company and each other member of the Company Group contemplated thereby to be a party thereto and will be a valid and binding obligation of the Company and each such member of the Company Group enforceable against the Company and each such member of the Company Group in accordance with its terms, subject to the Enforceability Exceptions. Any Note Documents to which any member of the Company Group is a party that become or are required to become effective after the Closing Date will be duly executed and delivered by each member of the Company Group required to be a party thereto and will be a valid and binding obligation of such Person enforceable against such Person in accordance with its terms, subject to the Enforceability Exceptions. Pursuant to resolutions previously provided to the Purchaser, the Board of Directors has, by resolutions unanimously adopted by the Board of Directors: (i) determined that the Purchase and the other Transactions are advisable and in the best interests of the Company and the Company’s stockholders; (ii) approved and declared it advisable to enter into this Agreement and the other Transaction Agreements; (iii) directed that each of the Company Stockholder Proposals be submitted to a vote of the Company’s stockholders at the Company Special Meeting; and (iv) resolved to recommend that that the Company stockholders approve each of the Company Stockholder Proposals. The Company Board Recommendation has not been amended, rescinded or modified. For purposes of this Agreement, approval of the Charter Amendment Proposal at the Company Special Meeting requires the affirmative vote of the holders of (A) at least a majority of the outstanding shares of Company Class A Common Stock, voting as a separate class, and (B) at least a majority of the total outstanding shares of Company Class V Common Stock, voting as a separate class. Approval of the Nasdaq Proposal at the Company Special Meeting requires the affirmative vote of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the Company Special Meeting and entitled to vote on the Nasdaq Proposal.

(d)            General Solicitation; No Integration. Neither the Company Group nor any other Person or entity authorized by the Company Group to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors in connection with the offer or sale of the Note. Other than the Additional Notes Offering in compliance with Section 4.14, the Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes sold pursuant to this Agreement.

(e)            No Registration. Assuming the accuracy of the representations of the Purchaser set forth herein, no registration under the Securities Act is required for the offer and sale of the Note by the Company to the Purchaser in the manner contemplated by this Agreement. The Note is not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(f)            No Disqualification Event. No disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.

(g)            Valid Issuance. The Note and each of the Note Documents has been duly authorized by all necessary corporate action of the Company Group. When issued and sold against receipt of the consideration therefor, the Note will be a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions. Upon the effectiveness of the Amendment to the Charter, the Company will have available for issuance the maximum number of shares of Company Common Stock issuable upon conversion of the Note if such conversion were to occur at the maturity date of the Note (without giving effect to any provision, whether in the Note, this Agreement, the organizational documents of the Company or otherwise) limiting the conversion of the Note into Company Common Stock and assuming that (x) no interest has been paid in cash on the Note and (y) the maximum principal amount of Additional Notes permitted by Section 4.14 are issued on the Closing Date, no interest has been paid in cash on the Additional Notes and the Additional Notes are converted into shares of Company Common Stock on their maturity date without regard to any limitation on conversion, whether in the Additional Notes, the purchase agreement for the Additional Notes, the organizational documents of the Company or otherwise). Upon the effectiveness of the Amendment to the Charter, all of the shares of Company Common Stock to be issued upon conversion of the Note in accordance with the terms of the Note will have been duly authorized, and when issued upon conversion of the Note, all such Company Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.

(h)            Non-Contravention/No Consents. The execution, delivery and performance of the Transaction Agreements, the issuance of the shares of Company Common Stock upon conversion of the Note in accordance with their terms and the consummation by the Company Group of the Transactions, and the granting of liens and giving of guarantees pursuant to the Note Documents, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation, bylaws, limited liability company agreement, operating agreement, partnership agreement or other applicable organizational documents of the Company Group, (ii) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company Group or (iii) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company Group, other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of the Purchaser set forth herein, other than (A) requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Note, (B) any required filings pursuant to the Exchange Act or the rules of the SEC or Nasdaq, (C) filings and registrations necessary to perfect liens on the Collateral (as defined in the Note) consisting of UCC financing statement or filings or recordings in the United States Copyright Office or the United States Patent and Trademark Office, as applicable, or (D) as have been obtained prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company Group in connection with the execution, delivery and performance by the Company Group of the Transaction Documents (as defined in the Note) and the consummation by the Company Group of the Transactions (in each case other than the transactions contemplated by Section 2.02) or the grant by any member of the Company Group of the liens granted by it pursuant to the Note Documents or the perfection or maintenance of the liens created under the Note Documents, except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(i)            Reports; Financial Statements.

(i)            The Company has filed or furnished, as applicable, (A) its annual report on Form 10-K for the fiscal year ended December 31, 2022, (B) its quarterly report on Form 10-Q for its fiscal quarter ended March 31, 2023, (C) its proxy statement relating to the annual meeting of the stockholders of the Company held in 2023 and (D) all other forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since February 11, 2022 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii)            Each of the consolidated balance sheets, and the related consolidated statements of operations and comprehensive loss, consolidated statements of equity, and consolidated statements of cash flows, included in the Company Reports filed with the SEC under the Exchange Act (A) have been prepared from, and are in accordance with, the books and records of the Company Group, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates shown, (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto and (D) otherwise comply with the requirements of the SEC.

(iii)            The Company Group (i) makes and keeps accurate books and records in all material respects and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in accordance with GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(j)            Absence of Certain Changes. Since December 31, 2022, (i) the Company Group has conducted its businesses in all material respects in the ordinary course of business, and (ii) no events, changes, developments, facts, occurrences or circumstances have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(k)            No Undisclosed Liabilities, Etc. There are no liabilities of the Company Group that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements or disclosed in the notes thereto contained in the Company Reports, (ii) liabilities incurred since June 30, 2023 in the ordinary course of business, (iii) liabilities incurred in connection with the Transactions and (iv) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            Compliance with Applicable Law. Each member of the Company Group has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority, binding industry standard or posted privacy policy applicable to such entity, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(m)            Permits. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each member of the Company Group possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and no member of the Company Group has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n)            Legal Proceedings. No member of the Company Group is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against any member of the Company Group (i) that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (ii) that challenge the validity of or seek to prevent the Transactions. No member of the Company Group is subject to any Order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, there is no investigation or review pending or, to the knowledge of the Company, threatened by any Governmental Entity with respect to any member of the Company Group.

(o)            Anti-Corruption, Anti-Money Laundering, and Economic Sanctions Compliance.

(i)            Each member of the Company Group, each of their respective officers and directors and, to the Company’s knowledge, their respective employees and agents acting on behalf of the Company Group are, and for the past five (5) years have been, in material compliance with: (A) anti-bribery and anti-corruption laws applicable to the Company or any of its Subsidiaries, including the Foreign Corrupt Practices Act of 1977 and the UK Bribery Act of 2010 (collectively, “Anti-Corruption Laws”); (B) the anti-money laundering statutes of all relevant jurisdictions, the rules and regulations promulgated thereunder and any other rules or regulations relating to anti-money laundering issued, administered or enforced by any relevant Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and (C) economic sanctions administered or enforced by the Office of Foreign Assets Control and the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”). In the past five (5) years, neither (x) the Company Group or any of its officers or directors nor (y) to the Company’s knowledge, any of the Company Group’s employees or agents acting on behalf of the Company Group has made any offer or promise of, or has otherwise authorized, any direct or indirect payment or benefit to any foreign or domestic government official in violation of any Anti-Corruption Law. The Company Group maintains policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(ii)            In the past five (5) years, the Company Group has not engaged in any transactions or business dealings with any Person that is the subject or target of Sanctions, or in or with any country or territory that is the subject or target of comprehensive Sanctions in each case at the time of such transaction or business dealing (at the time of this Agreement, Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, Russia, Belarus and Syria).

(iii)            To the knowledge of Company, no Governmental Entity is investigating or, in the past five (5) years, conducted, initiated or threatened any investigation of or action against the Company Group in connection with an alleged or potential violation of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(p)            Property; Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company Group has good and valid title in fee simple to all real property and good and valid title to all personal property owned by it which is used in the business of the Company Group, in each case free and clear of all liens, encumbrances and defects; and (ii) any real property and buildings held under lease by the Company Group is held by it under valid, subsisting and enforceable leases, subject to the Enforceability Exceptions. The Company Group is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged.

(q)            Environmental Laws. The Company Group (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect.

(r)            Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each member of the Company Group exclusively owns its proprietary patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights, know-how, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) and has the right to use all other Intellectual Property used in the conduct of its businesses as currently conducted; (ii) the conduct of the Company Group’s businesses does not infringe or violate any Intellectual Property of any Person and no Person is infringing or violating any Intellectual Property owned by the Company Group; (iii) the Company Group has not distributed, conveyed or made available to third parties any software that is subject to any open source or similar license that requires the licensing or availability of material proprietary source code in such circumstances and (iv) no Person (other than employees or service providers working on behalf of the Company Group and subject to reasonable confidentiality arrangements) has the current or contingent right to access or possess any of their proprietary source code.

(s)            Data Security; Privacy. The software, systems, networks, databases and other information technology assets (“IT Assets”) used by the Company Group are adequate for the operation of their businesses as currently conducted and are free of defects, malware, viruses or other corruptants. The Company Group takes, and have taken, commercially reasonable actions (including implementing organizational, physical, administrative and technical measures) to protect and maintain the integrity, security, operation and redundancy of the IT Assets used by or on behalf of the Company Group, whether proprietary or those of third parties (including all data, including personal and confidential data, stored thereon and processed thereby), and there have been no violations, outages, breaches, interruptions, or unauthorized accesses to same, other than those that would not reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company Group has complied and is in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, Orders, rules and regulations of any Governmental Entity and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company Group of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”); (ii) the Company Group has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any Governmental Entity pending or threatened against the Company Group alleging non-compliance with any Data Security Obligation.

(t)            Investment Company Act; Margin Rules. None of the Company or any other member of the Company Group is, and immediately after receipt of payment for the Note, none of them will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. None of the members of the Company Group is engaged and none of them will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States (the “FRB”) as from time to time in effect), or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of the Note will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the purchase or issuance of the Note hereunder nor the use of proceeds thereof will violate any regulations of the FRB, including the provisions of Regulations T, U or X of the FRB.

(u)            Taxes and Tax Returns. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)            each member of the Company Group has timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all respects, and each member of the Company Group has duly and timely paid (or has had duly and timely paid on its behalf) to the appropriate Governmental Entity all Taxes that are required to be paid by it;

(ii)           each member of the Company Group has deducted, withheld and collected, and timely remitted to the appropriate Governmental Entity, all Taxes required to have been withheld, deducted or collected and remitted by it in connection with any amounts paid or owing to or from any employee, creditor, customer, shareholder, independent contractor or other Third Party;

(iii)          there are no audits, disputes, claims, investigations, or other proceedings pending or asserted in writing in respect of Taxes of any member of the Company Group;

(iv)          no member of the Company Group (A) is or has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than a member of the Company Group) under Treasury Regulations Section 1.1502-6 (or any similar provision of any law), as a transferee or successor, by contract or otherwise;

(v)           no member of the Company Group has been, within the past two (2) years, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code; and

(vi)          no member of the Company Group has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(v)            Brokers and Finders. The Company Group has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Purchaser would be required to pay.

(w)            Proxy Statement. The Proxy Statement on the date filed, mailed, distributed or disseminated, as applicable, to the Company’s stockholders and at the time of the Company Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement, including any amendments thereof and supplements thereto, will comply in all material respects with the requirements of applicable law, except that the Company makes no representation or warranty with respect to statements made in the Proxy Statement, including any amendments thereof and supplements thereto, based on information furnished by Purchaser specifically for inclusion therein.

(x)            Exchange Listing. The issued and outstanding shares of Company Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “ISPO.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Company Class A Common Stock on Nasdaq, suspend trading of the Company Class A Common Stock on Nasdaq or to deregister the Company Class A Common Stock under the Exchange Act. The Company has taken no action that is designed to terminate or expected to result in the termination of the registration of the Company Class A Common Stock under the Exchange Act.

(y)            Solvency. On the Closing Date, after giving effect to the Transactions, the Company and its Subsidiaries, on a consolidated basis, are Solvent.

(z)            Perfection. Each Security Document will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Collateral Agent and the Noteholders (as defined in the Note), legal, valid and enforceable liens on, and security interests in, the collateral described therein to the extent intended to be created thereby, except as to enforcement, as may be limited by the Enforceability Exceptions and (i) when financing statements are filed in the offices of the Secretary of State of each member of the Company Group’s jurisdiction of organization or formation and applicable documents are filed and recorded as applicable in the United States Copyright Office or the United States Patent and Trademark Office and (ii) upon the taking of possession or control by the Collateral Agent of such collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Security Document) the liens created by the Security Documents shall constitute fully perfected liens so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Note Documents), all right, title and interest of the grantors in such collateral in each case free and clear of any liens except as contemplated by the Security Documents.

(aa)            Membership Subscriptions and Property Inventory. The information set forth in the Company Reports with respect to the number of membership subscriptions to the Company and the Company’s property inventory is complete, true and accurate in all material respects as of the respective dates set forth therein.

(bb)            No Additional Representations.

(i)            The Company Group acknowledges that the Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02, in any certificate delivered by the Purchaser pursuant to this Agreement or as expressly set forth in any other Transaction Agreement, and the Company Group has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02, in any certificate delivered by the Purchaser pursuant to this Agreement or as expressly set forth in any other Transaction Agreement.

(ii)           The Company Group acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02, in any certificate delivered by the Purchaser pursuant to this Agreement or as expressly set forth in any other Transaction Agreement, (i) no person has been authorized by the Purchaser to make any representation or warranty relating to the Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company Group as having been authorized by the Purchaser, and (ii) any materials or information provided or addressed to the Company Group or any of its Representatives are not and shall not be deemed to be or include representations or warranties of the Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement, in any certificate delivered by the Purchaser pursuant to this Agreement or as expressly set forth in any other Transaction Agreement.

Section 3.02     Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company Group, as of the date hereof and as of the Closing Date, as follows:

(a)            Organization; Ownership. The Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

(b)            Authorization; Sufficient Funds; No Conflicts.

(i)            The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions to which it is a party. The execution, delivery and performance by the Purchaser of this Agreement, the Transaction Documents to which it is party and the consummation of the Transactions to which it is a party have been duly authorized by all necessary corporate action on behalf of such Purchaser. No other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance by such Purchaser of this Agreement and consummation of the Transactions to which it is a party. This Agreement has been duly and validly executed and delivered by the Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company Group, this Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions. On the Closing Date, the Commercial Agreement will be duly executed and delivered by the Purchaser Affiliate and, assuming that it is a valid and binding obligation of the Company, will be a valid and binding obligation of the Purchaser Affiliate enforceable against the Purchaser Affiliate in accordance with its terms, subject to the Enforceability Exceptions.

(ii)           The Purchaser will have as of the Closing Date cash in immediately available funds sufficient to pay the Purchase Price.

(iii)          The execution, delivery and performance of this Agreement by the Purchaser, the consummation by the Purchaser of the Transactions and the compliance by the Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the Purchaser’s certificate of incorporation or bylaws, or (B) any permit, license, judgment, Order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its Affiliates, other than in the case of clause (B) as would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the ability of the Purchaser to consummate the Transactions.

(c)            Consents and Approvals. Assuming the accuracy of the representations of the Company Group set forth herein, no consent, approval, Order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions, except for any requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Note and any consent, approval, Order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to prevent, materially impair or materially delay the ability of the Purchaser to consummate the Transactions.

(d)            Securities Act Representations. The Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the sale of the Note is being made in reliance on a private placement exemption from registration under the Securities Act. The Purchaser is acquiring the Note (and any shares of Company Common Stock issuable upon conversion of the Note) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling the Note (or any shares of Company Common Stock issuable upon conversion of the Note) in violation of the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Note (and any shares of Company Common Stock issuable upon conversion of the Note) and is capable of bearing the economic risks of such investment. The Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

(e)            Brokers and Finders. The Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company Group would be required to pay.

(f)            Proxy Statement. None of the information supplied by Purchaser about Purchaser or its Affiliates specifically for inclusion in the Proxy Statement will, on the date the Proxy Statement is filed, mailed, distributed or disseminated, as applicable, to the Company’s stockholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Purchaser with respect to information supplied by or on behalf of the Company for inclusion in the Proxy Statement.

(g)            No Additional Representations.

(i)            The Purchaser acknowledges that the Company Group does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01, in any certificate delivered by the Company Group pursuant to this Agreement or as expressly set forth in any other Transaction Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01, in any certificate delivered by the Company Group pursuant to this Agreement or as expressly set forth in any other Transaction Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to the Purchaser (or any of its Affiliates or other Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company Group or (C) the future business and operations of the Company Group, and the Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01, in any certificate delivered by the Company Group pursuant to this Agreement or as expressly set forth in any other Transaction Agreement.

(ii)            The Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company Group and acknowledges such Purchaser has been provided with sufficient access for such purposes. The Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01, in any certificate delivered by the Company Group pursuant to this Agreement or as expressly set forth in any other Transaction Agreement, (i) no person has been authorized by the Company Group to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by such Purchaser as having been authorized by the Company Group, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Purchaser or any of its Affiliates or Representatives are not and shall not be deemed to be or include representations or warranties of the Company Group unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement, in any certificate delivered by the Company Group pursuant to this Agreement or as expressly set forth in any other Transaction Agreement.

Article IV.

ADDITIONAL AGREEMENTS

Section 4.01     Taking of Necessary Action. Each party hereto agrees to use its reasonable best efforts to promptly take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Purchase, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the Purchase, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by the requesting party.

Section 4.02     Exclusive Dealing. The Company Group shall immediately cease and cause to be terminated all existing discussions and negotiations with any parties with respect to any proposal that constitutes or may be reasonably expected to constitute or lead to an Alternative Transaction Proposal. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company Group shall not, and shall use reasonable best efforts to cause its Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to an Alternative Transaction Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that would reasonably be expected to lead to, an Alternative Transaction Proposal; (iii) enter into any contract or other arrangement or understanding regarding an Alternative Transaction Proposal; or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company Group agrees to (A) notify Purchaser promptly upon receipt of any Alternative Transaction Proposal by it, or, to the knowledge of the Company Group, its Representatives, and to describe the material terms and conditions of any such Alternative Transaction Proposal in reasonable detail and (B) keep Purchaser reasonably informed on a current basis of any material modifications to such offer or information.

Section 4.03     Proxy Statement. The Company will, as soon as reasonably practicable following the date of this Agreement, and in any event within 15 Business Days, prepare and file with the SEC the Proxy Statement in preliminary form, and the Company will use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect thereto. The Company will notify Purchaser promptly (and in any case no later than 24 hours) of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Purchaser with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Company covenants and agrees that the information in the Proxy Statement will not, at the time that the Proxy Statement or any amendment or supplement thereto is filed with the SEC or is first mailed to the stockholders of the Company contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time prior to receipt of the Company Stockholder Approvals there will occur any event that should be set forth in an amendment or supplement to the Proxy Statement, including correcting any information that has become false or misleading in any material respect, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. Purchaser and its counsel will be given a reasonable opportunity to review the Proxy Statement before it is filed with the SEC and the Company will give due consideration to all reasonable additions, deletions, or changes thereto suggested by Purchaser and its counsel. The Company will (a) establish a record date, (b) commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith and (c) thereafter commence mailing the Proxy Statement to the Company’s stockholders as promptly as practicable after (i) the first Business Day after the date that is ten (10) calendar days after filing the Proxy Statement in preliminary form if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments or (ii) the date on which the Company shall have been informed by the SEC staff that it has no further comments on the document. The Proxy Statement shall include the Company Board Recommendation and shall not contain any proposals other than (i) the Company Stockholder Proposals, (ii) the Reverse Stock Split Proposal, (iii) any proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Proxy Statement or in correspondence related thereto, (iv) each other proposal reasonably agreed to by the Company and Purchaser as necessary or appropriate in connection with the consummation of the Transactions; and (v) a proposal for the postponement or adjournment of the Company Special Meeting, if necessary to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (collectively, the “Transaction Proposals”).

Section 4.04     Company Special Meeting. The Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Special Meeting”) for the purpose of seeking the Company Stockholder Approvals and use its reasonable best efforts to solicit from the stockholders of the Company proxies in favor of the approval of the Company Stockholder Proposals and to take all other action necessary or advisable to secure the vote or consent of the stockholders of the Company required by the Company’s organizational documents, the rules of Nasdaq and the DGCL to obtain the Company Stockholder Approvals. The Company will schedule the Company Special Meeting to be held within twenty-one (21) Business Days of the initial mailing of the Proxy Statement; provided that, the Company shall be permitted to postpone or adjourn the Company Special Meeting, but only (a) if the Company is unable to obtain a quorum of its stockholders at such time, to the extent necessary in order to obtain a quorum of its stockholders, (b) if there are not sufficient affirmative votes in Person or represented by proxy at such meeting to obtain the Company Stockholder Approvals, to allow reasonable time for solicitation of proxies for purposes of obtaining the Company Stockholder Approvals, (c) if the Board of Directors has determined in good faith, after consultation with Purchaser, that such delay is required by applicable law to comply with comments made by the SEC with respect to the Proxy Statement or to allow reasonable time for the mailing of any supplemental or amended disclosure required thereby or (d) if the Company is required to do so by a court of competent jurisdiction; provided, further, that: (i) to the extent permitted by applicable law, the Company may not postpone or adjourn the Company Special Meeting by more than 10 calendar days past the originally scheduled date without Purchaser’s prior consent (such consent not to be unreasonably delayed, conditioned or withheld), (ii) if applicable, the Company shall respond as promptly as reasonably practicable to resolve any SEC comments and (iii) the Company shall reconvene the Company Special Meeting at the earliest practicable date on which Board of Directors reasonably expects to have sufficient affirmative votes to obtain the Company Stockholder Approvals. The Company shall not present or allow any proposal to be presented at the Company Special Meeting other than the Transaction Proposals. Neither the Board of Directors nor any committee thereof may directly or indirectly (A) withhold, withdraw (or amend, qualify or modify in a manner adverse to Purchaser), or publicly propose to withdraw (or amend, qualify or modify in a manner adverse to Purchaser), the Company Board Recommendation; (B) propose publicly to recommend, adopt or approve any Alternative Transaction Proposal; or (C) fail to include the Company Board Recommendation in the Proxy Statement (any of the foregoing clauses (A) through (C), a “Company Board Recommendation Change”), in each case, except as required by applicable law. Notwithstanding any Company Board Recommendation Change, unless this Agreement has been validly terminated pursuant to Section 2.03, the Company shall duly call, give notice of, convene and hold the Company Special Meeting for the purpose of seeking the Company Stockholder Approvals in compliance with this Agreement.

Section 4.05     Transaction Litigation. The Company Group shall notify the Purchaser in writing promptly after learning of any stockholder or equityholder demands or other stockholder or equityholder proceedings (including derivative claims) relating to this Agreement or any of the Transactions (collectively, the “Transaction Litigation”) commenced against the Company Group or any of its Representatives. The Company Group shall (i) keep the Purchaser reasonably informed regarding any Transaction Litigation, (ii) give the Purchaser the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation, and (iii) consider in good faith the Purchaser’s advice with respect to any such Transaction Litigation. In no event shall the Company Group or any of its Representatives settle or compromise any Transaction Litigation without the prior written consent of the Purchaser (not to be unreasonably withheld, conditioned or delayed).

Section 4.06     Board Observer Rights.

(a)            Effective immediately following the Closing and for so long as the Purchaser and its Affiliates collectively Beneficially Own 50% or more of the aggregate principal amount of the Note Beneficially Owned by the Purchaser immediately following the Closing (provided that, to the extent any portion of such Note has been converted into Company Common Stock, Purchaser and its Affiliates shall be deemed to continue to own such portion of the Note for purposes of calculating the principal amount of the Note pursuant to this sentence for so long as they hold the shares of Company Common Stock issued upon such conversion) (such condition, the “Ownership Condition”), the Purchaser shall have the right to designate a non-voting observer to the Board of Directors (the “Purchaser Observer”), which such person must be an employee of the Purchaser or its Affiliates. The Purchaser Observer shall be entitled to receive notice of and have the right to attend any and all meetings of the Board of Directors and any committee thereof, and the Company shall provide the Purchaser Observer with copies of all notices, minutes, consents and other material in connection therewith at the same time as such materials are distributed to members of the Board of Directors or the applicable committee thereof; provided that (i) the Purchaser shall cause the Purchaser Observer to comply with Section 4.08 and (ii) the Company and the Board of Directors shall have the right to withhold any information and to exclude the Purchaser Observer from any meeting or portion thereof, in each case, solely to the extent that (A) such information or meeting relates to the Transactions, any agreement between any member of the Company Group and any member of the Purchaser Group, the Commercial Agreement and the related relationship, or any dispute between any member of the Company Group and any member of the Purchaser Group, or (B) doing so is, in the opinion of outside counsel to the Company, is advisable or necessary to protect the attorney-client privilege between the Company and its counsel or to prevent violation of applicable law. The Purchaser Observer shall have no right to vote on any matters presented to the Board of Directors or any committee thereof or be entitled to receive any compensation in his or her capacity as a Purchaser Observer, provided that the Company shall reimburse the Purchaser Observer for its reasonable and documented out-of-pocket expenses incurred in connection with travel to or from and attendance at each meeting of the Board of Directors (or any committee thereof) consistent with reimbursement policies of the Company applicable to non-executive directors of the Board of Directors. All obligations of the Company pursuant to this Section 4.06(a) shall terminate, and, upon request by the Board of Directors, the Purchaser shall cause the Purchaser Observer to resign promptly from the Board of Directors, in each case upon the Purchaser ceasing to have the right to designate the Purchaser Observer pursuant to this Section 4.06(a).

(b)            The Purchaser Observer may be removed or replaced at any time by the Purchaser for any or no reason, provided that the Purchaser shall provide written notice promptly to the Company and any replacement observer must be an employee of the Purchaser or its Affiliates.

(c)            Subject to the terms of Section 4.08, for so long as the Purchaser shall have the right to designate a Purchaser Observer pursuant to Section 4.06(a), the Company shall provide to the Purchaser access to (i) any materials or documents provided by the Company to the Board of Directors or any committee of the Board of Directors substantially concurrently with the time such materials or documents are provided to the Board of Directors or such committee and (ii) access to the officers of the Company to discuss the Company’s affairs, finances, and accounts, during normal business hours, as may be reasonably requested by Purchaser; provided that the Company shall not be obligated to provide materials, documents or information solely to the extent that (A) such materials, documentation or information relate to the Transactions, any agreement between any member of the Company Group and any member of the Purchaser Group, the Commercial Agreement and the related relationship, or any dispute between any member of the Company Group and any member of the Purchaser Group, or (B) in the opinion of outside counsel to the Company, would reasonably be likely to jeopardize the attorney-client privilege between the Company and counsel or violate applicable law.

Section 4.07     Conversion Price Matters. The Conversion Price on the Closing Date will equal $1.50; provided that if any event shall occur between the date hereof and the Closing Date (inclusive) that would have resulted in an adjustment to the Conversion Price pursuant to Section 4.2 of the Note if the Note had been issued and outstanding since the date hereof, the Conversion Price set forth in Article 9 of the Note shall be adjusted in the same manner as would have been required by Section 4.2 of the Note had been issued and outstanding since the date hereof and the Conversion Price included in the Note issued at the Closing shall reflect such adjustment. For the avoidance of doubt, if the Reverse Stock Split Proposal is approved by the Company’s stockholders and the related amendment to the Company’s certificate of incorporation becomes effective, the Conversion Price shall be adjusted for the applicable Reverse Stock Split Ratio.

Section 4.08     Confidentiality.

(a)            Until one year after the Purchaser no longer has the right to designate the Purchaser Observer, the Purchaser will, and will direct its Affiliates and its and their respective Representatives to, keep confidential any non-public, confidential information concerning the Company Group that may be furnished to the Purchaser, its Affiliates, their respective Representatives or the Purchaser Observer by or on behalf of the Company Group or their Representatives pursuant to this Agreement (collectively referred to as the “Confidential Information”), provided that the Confidential Information shall not include information that (i) was or becomes available to the public other than as a result of a disclosure by the Purchaser, its Affiliates or any of their respective Representatives in violation of this Section 4.08, (ii) was or becomes available to the Purchaser, its Affiliates or any of their respective Representatives from a source other than the Company Group or their Representatives, provided that such source is believed by the Purchaser not to be disclosing such information in violation of an obligation of confidentiality to the Company Group, (iii) at the time of disclosure is already in the possession of the Purchaser, its Affiliates or any of their respective Representatives, provided that such information is believed by the Purchaser not to be subject to an obligation of confidentiality (whether by agreement or otherwise) to the Company Group, or (iv) was independently developed by the Purchaser, its Affiliates or any of their respective Representatives without use of any Confidential Information. The Purchaser agrees, on behalf of itself and its Affiliates, its and their respective Representatives and the Purchaser Observer, that Confidential Information may be disclosed solely (i) to the Purchaser’s Affiliates and its and their respective Representatives on a need-to-know basis, and (ii) in the event that the Purchaser, its Affiliates or any of its or their respective Representatives are requested or required by applicable law, regulation, judgment, stock exchange rule or other applicable judicial or governmental process, regulatory review or examination (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances the Purchaser, its Affiliates and its and their respective Representatives, as the case may be, shall, to the extent legally permitted, provide notice to the Company sufficiently in advance of any such disclosure so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure.

(b)            Notwithstanding Section 4.08(a) above, the Company Group agrees that nothing in this Agreement shall limit confidential disclosure by the Purchaser and any of its Affiliates or its Representatives in connection with any supervisory examination by, or confidential communication with, any banking regulatory authority with jurisdiction over the Purchaser or its Affiliates. For the avoidance of doubt, neither the Purchaser nor its Affiliates or Representatives shall have any obligation to notify the Company Group of any such examination or communication.

(c)            The Confidentiality Agreement shall terminate simultaneously with the Closing.

Section 4.09     Certain Information Rights. The Company shall deliver to the Purchaser the following information; provided that the requirements of the following clauses shall be deemed satisfied to the extent such information is publicly filed or publicly furnished with the SEC by the date required under the Exchange Act and/or applicable rules and regulations of the SEC:

(a)            Within 90 days after the end of each fiscal year of the Company, audited consolidated balance sheets and audited consolidated statements of operations and comprehensive loss, equity and cash flows of the Company and its Subsidiaries as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by an independent public accountant of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations and cash flows of the Company and its Subsidiaries as of the end of and for such year on a consolidated basis in accordance with GAAP consistently applied; and

(b)            Within 45 days after the end of each fiscal quarter of the Company, unaudited condensed consolidated balance sheets and unaudited condensed consolidated statements of operations and comprehensive loss, equity and cash flows of the Company and its subsidiaries as of the end of and for such fiscal quarter (except in the case of cash flows) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheets, as of the end of) the previous fiscal year, all certified by a financial officer of the Company as presenting fairly in all material respects the financial position and results of operations and cash flows of the Company and its Subsidiaries as of the end of and for such fiscal quarter (except in the case of cash flows) and such portion of the fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

Purchaser shall continue to have the information rights provided by this Section 4.09 so long as the Ownership Condition is satisfied.

Section 4.10     Corporate Actions. At any time that the Purchaser and its Affiliates hold the Note or shares of Company Common Stock resulting from the conversion of the Note, the Company shall:

(a)            take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Company Common Stock to satisfy the conversion requirements of the Note;

(b)            take such actions as may be necessary to render inapplicable any control share acquisition, interested stockholder, business combination or similar anti-takeover provision that is or could become applicable to the Transactions or the conversion of the Note;

(c)            not effect any voluntary deregistration under the Exchange Act or any voluntary delisting with the Nasdaq (or any other national securities exchange upon which the Company Common Stock may subsequently be listed) in respect of the Company Class A Common Stock other than in connection with a Change of Control pursuant to which the Company satisfies in full its obligations under Section 6.1 of the Note;

(d)            not amend, modify or supplement any provision of the Company organizational documents in a manner that significantly and adversely alters or changes the rights, powers, preferences or privileges of the holders of any series of the Company Class B Non-Voting Common Stock or in a manner that would change the status of the Company Class B Non-Voting Common Stock as “nonvoting securities” for purposes of the BHC Act;

(e)            not take or permit any action that would reasonably be expected to cause the Purchaser (together with its Affiliates) to directly or indirectly, own, control or have the power to vote shares of Company Common Stock in excess of 4.99% of any “class” of “voting securities” (as such term is defined and as such percentage is calculated under the BHC Act) (it being understood that based on the Company’s certificate of incorporation as of the date of this Agreement, Company Class A Common Stock and Company Class V Common Stock, collectively, are considered a single class of voting securities for purposes of the BHC Act) (the “Voting Threshold”) at any time for purposes of the BHC Act, unless, prior to any such action, the Company exchanges shares of Company Class A Common Stock the Purchaser (or its Affiliates) directly or indirectly owned, controlled or had the power to vote in excess of the Voting Threshold for shares of Company Class B Non-Voting Common Stock on a 1:1 basis (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Closing Date);

(f)            not take or permit any action that would reasonably be expected to cause the Purchaser (and its Affiliates) to, directly or indirectly, own or control more than 24.99% of the sum of the number of issued and outstanding shares of Company Class A Common Stock and Company Class B Non-Voting Common Stock (or such other capital stock of the Company as reasonably determined by the Purchaser in good faith to be consistent with how “total equity” is defined and calculated under the BHC Act) (the “Ownership Threshold”) unless the Company repurchases from the Purchaser (or its Affiliates) shares of Company Class A Common Stock or Company Class B Non-Voting Common Stock owned by the Purchaser (and/or its Affiliates) in excess of the Ownership Threshold, on terms to be reasonably acceptable to the Purchaser.

Section 4.11     Indemnification.

(a)            The Purchaser, its Affiliates and its and their respective Representatives (each, an “Indemnitee”) shall be indemnified to the fullest extent permitted by law by the Company and OpCo for any and all Losses to which such Indemnitees may become subject as a result of, arising in connection with, or relating to any actual or threatened claim, suit, action, arbitration, cause of action, complaint, allegation, demand letter, or proceeding, whether at law or at equity, direct or derivative and whether public or private, before any Governmental Entity, any arbitrator or other tribunal (each, an “Action”) brought by any stockholder of the Company (other than the Purchaser, its Affiliates, or any stockholder in their capacity as a holder of the Subject Securities) (a “Stockholder Claim”), and regardless of whether such Stockholder Claim is against an Indemnitee, related to the Transactions; provided that the Company will not be liable to indemnify any Indemnitee for any such Losses to the extent that such Losses (i) have resulted from Purchaser’s breach of this Agreement or an Indemnitee’s breach of the Confidentiality Agreement; (ii) have resulted from an Indemnitee’s willful misconduct or fraud in connection with the Transactions; or (iii) relate to a proceeding before any Governmental Entity relating to the Purchaser’s Tax or accounting treatment of the Transactions or disclosure regarding the same. The parties agree, for the avoidance of doubt, that this Section 4.11 shall not apply to any matter for which indemnification is otherwise provided in Section 5.05.

(b)            Each Indemnitee shall give the Company and OpCo prompt written notice (an “Indemnification Notice”) of any Action it has actual knowledge of that might give rise to Losses for which an Indemnitee would reasonably be likely to be entitled to indemnification under this Section 4.11, which notice shall set forth a description of those elements of such Action of which such Indemnitee has knowledge and promptly deliver to the Company and OpCo any complaints with respect to such Action or other documents provided to such Indemnitee in connection therewith; provided that any delay or failure to give such Indemnification Notice shall not affect the indemnification obligations of the Company hereunder except to the extent the Company is materially and actually prejudiced by such delay or failure.

(c)            The Company and OpCo shall have the right, exercisable by written notice to the applicable Indemnitee(s) within thirty (30) days of receipt of the applicable Indemnification Notice, to select counsel to defend and control the defense of any Stockholder Claim set forth in such Indemnification Notice and the Company and OpCo shall pay all reasonable fees and expenses of such counsel; provided that the Company shall not be entitled to so select counsel or control the defense of any claim to the extent that (i) such claim seeks primarily non-monetary or injunctive relief against the Indemnitee or alleges any violation of criminal law, (ii) the Company does not, subsequent to its assumption of such defense in accordance with this clause (c), conduct the defense of such claim in good faith, (iii) any of the Indemnitees reasonably determines upon the advice of counsel that representation of all such Indemnitees by the same counsel would be prohibited by applicable codes of professional conduct, or (iv) in the event that, based on the reasonable advice of counsel for the applicable Indemnitee(s), there are one or more material defenses available to the applicable Indemnitee(s) that are not available to other defendants. If the Company or OpCo does not assume the defense of any Stockholder Claim in accordance with this clause (c), the applicable Indemnitee(s) may continue to defend such claim at the sole cost of the Company and OpCo and the Company and OpCo may still participate in, but not control, the defense of such Stockholder Claim at the Company’s or OpCo’s sole cost and expense. In no event shall the Company or OpCo, in connection with any Action or separate but substantially similar Actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees chosen by the Purchaser together with its Affiliates, and one separate firm of local counsel, in addition to regular counsel, to the extent required in order to effectively defend the Action.

(d)            No Indemnitee shall consent to a settlement of, or the entry of any judgment arising from, any Stockholder Claim for which such Indemnitee is entitled to indemnification pursuant to this Section 4.11, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Except with the prior written consent of the applicable Indemnitee(s), the Company or OpCo, in the defense of any Stockholder Claim for which such Indemnitee is entitled to indemnification pursuant to this Section 4.11, shall not consent to the entry of any judgment or enter into any settlement that (i) provides for injunctive or other nonmonetary relief affecting any Indemnitee or involves any finding or admission of any violation of law or admission of any wrongdoing by any Indemnitee, (ii) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each such Indemnitee(s) of an unconditional release of such Indemnitee(s) from all liability with respect to such Action or (iii) imposes any material burden on Indemnitee not fully indemnified hereunder. In any such Stockholder Claim where the Company or OpCo has assumed control of the defense thereof pursuant to clause (c), the Company or OpCo shall keep the applicable Indemnitee(s) reasonably informed as to the status of such Stockholder Claim at all stages thereof (including all settlement negotiations and offers), promptly submit to such Indemnitee(s) copies of all pleadings, responsive pleadings, motions and other similar legal documents and paper received or filed in connection therewith, permit such Indemnitee(s) and their respective counsels to confer with the Company and its counsel with respect to the conduct of the defense thereof, and permit such Indemnitee(s) and their respective counsel(s) a reasonable opportunity to review all legal papers to be submitted prior to their submission; provided that the Company and OpCo shall not be obligated to provide materials, documents or information the disclosure of which would reasonably be likely to jeopardize the attorney-client privilege between the Company or OpCo and its counsel or violate applicable law. Nothing in this Section 4.11(d) shall in any way limit, affect or otherwise modify an Indemnitee’s rights to indemnification under the Company’s certificate of incorporation, by-laws, any applicable policies of the Company or its Subsidiaries or any other agreement between the Indemnitee and the Company or its Subsidiaries.

Section 4.12      Negative Covenants.

(a)            From and after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 2.03, and except (i) as may be required by applicable law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company Group, (ii) with the prior written consent of the Purchaser (such consent not to be unreasonably conditioned, withheld or delayed), or (iii) as may be expressly contemplated or required by this Agreement, each member of the Company Group covenants and agrees that it shall conduct the business of the Company Group in all material respects in the ordinary course of business consistent with past practice.

(b)            Each member of the Company Group agrees with the Purchaser that from the date hereof and prior to the earlier of the Closing or the termination of this Agreement pursuant to Section 2.03, and except (i) as may be required by applicable law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company Group, (ii) with the prior written consent of the Purchaser (such consent not to be unreasonably conditioned, withheld or delayed), or (iii) as may be expressly contemplated or required by this Agreement, no member of the Company Group:

(i)            shall amend or restate its organizational documents in a manner that is adverse to the Purchaser or the Transactions, other than, for the avoidance of doubt, (i) the amendment of the Company’s certificate of incorporation in the form set forth in the Amendment to the Charter or as expressly contemplated by the Reverse Stock Split Proposal, (ii) amendments to or amendments and restatements of the OpCo LLCA (x) that are necessary to give effect to the Transactions or (y) which are not otherwise adverse in any respect to the Purchaser;

(ii)            shall authorize, declare or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock or other equity interests (whether in cash, assets, stock or other securities), other than any distributions required by the OpCo LLCA or distributions from an Other Guarantor Subsidiary to another Other Guarantor Subsidiary or OpCo;

(iii)            shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(iv)            shall issue, split, combine, reclassify, sell, pledge, dispose of or encumber, or authorize the issuance, split, combination, reclassification, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest of such entity or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities, other than (A) issuances of shares of Company Common Stock in respect of the exercise or settlement of any Company stock awards outstanding on the date hereof, (B) the sale of shares of Company Common Stock pursuant to the exercise of options or the settlement of any Company stock awards, if necessary to effectuate an option direction upon exercise or for withholding of Taxes in accordance with their terms on the date hereof, (C) grants of equity awards to employees of the Company Group in the ordinary course of business, in amounts consistent with past practice, pursuant to any benefit plan of the Company Group in effect as of the date hereof, (D) issuances of units of OpCo or Company Common Stock or other Equity Securities (as defined in the OpCo LLCA) as required by the OpCo LLCA or the organizational documents of the Company, or (E) combinations of shares of Company Common Stock and dispositions associated with the payment of cash in lieu of any fractional shares of Company Common Stock that are necessary in connection with the Reverse Stock Split Proposal;

(v)            shall incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness other than (x) purchase money financing, equipment financing and letters of credit in the ordinary course of business and consistent with past practice, and (y) indebtedness for borrowed money under the Additional Notes or debt securities convertible into Additional Notes at the Closing (subject to compliance with Section 4.14);

(vi)            shall directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock (or other equity interests) or any rights, warrants or options to acquire any such shares (or other equity interests), except for transactions in connection with the exercise of any options, or the vesting or settlement of any Company equity awards issued in the ordinary course of business or repurchases or redemptions of OpCo units required by the OpCo LLCA or cancellations of shares of Company Class V Common Stock as required by the organizational documents of the Company in connection with the exchange of such shares of Company Class V Common Stock for an equal number of shares of Company Class A Common Stock;

(vii)            shall take any action, or fail to take any action, that would reasonably be expected to prevent, materially impair or materially delay the consummation of the Transactions; or

(viii)            shall agree, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to clauses (i) through (vii) of this Section 4.12(b).

Section 4.13      Cooperation. In connection with a transfer or proposed transfer of Subject Securities by the Purchaser or its Affiliates and if requested by any Purchaser or its Affiliates, the Company shall use its reasonable best efforts to cooperate in such transfer of Subject Securities, including, without limitation, by providing such Purchaser or its Affiliates, any potential transferee and their respective Representatives opportunities to conduct a reasonable due diligence investigation of the Company and making available work papers of the Company, as well as access to the officers, management, employees, financial advisors, attorneys, accountants, consultants, agents and other Representatives of the Company and its Subsidiaries as may be required or requested in connection with such transaction (subject to, if requested by the Company, each party referred to in this Section 4.13 entering into customary confidentiality agreements in a form reasonably acceptable to the Company); provided, however, that the Company shall not be required to provide any information under this Section 4.13 to the extent, the Company reasonably believes, based on the advice of reputable outside legal counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company in violation of applicable law.

Section 4.14      Additional Notes. The Company may offer, in an offering complying with the applicable requirements for exemption from registration under the Securities Act, up to $24,999,999 in aggregate principal amount (the “Additional Notes Cap”) of the Additional Notes to Additional Notes Purchasers on terms that are not more favorable to such investors in any respect than the terms set forth in this Agreement and are not inconsistent with the obligations of the Company set forth in this Agreement, unless, in each case, agreed in writing by the Purchaser (such offering, the “Additional Notes Offering”); provided that (i) subject to compliance with the following sentence, definitive documentation for the Additional Notes Offering may contain conditions to closing that are different from the conditions to Closing set forth in this Agreement, (ii) any Additional Notes Offering shall not require the approval of the Company’s stockholders, whether by contract, applicable law, the rules and regulations of Nasdaq or otherwise, and (iii) the Company Group shall not provide the Additional Notes Purchasers with (x) the right to designate any observer, director or other member to the Board of Directors or the governing body of any other member of the Company Group or (y) any information rights that are based on ownership of Company Common Stock (for example, such as the rights provided in Section 4.09). The Additional Notes will constitute the same series as this Note. The closing of the Additional Notes Offerings shall not occur prior to the Closing; provided that, for the avoidance of doubt, prior to the Closing, the Company shall be permitted to issue convertible securities (the “Bridge Notes”) to the Additional Notes Purchasers in an amount up to the Additional Notes Cap, subject to such convertible securities automatically converting into the Additional Notes at the Closing in an amount up to the Additional Notes Cap and such additional securities not being convertible into any other security of the Company Group per their contractual terms. The Company shall not enter into, or amend or modify, any agreements or terms with respect to the Additional Notes Offering (including with respect to the Bridge Notes) in a manner that has the effect of establishing rights or otherwise benefiting the Additional Notes Purchasers in a manner that is more favorable to any Additional Notes Purchaser than the rights and benefits established in favor of the Purchaser by this Agreement. In furtherance of the foregoing, any registration rights provided to the Additional Notes Purchasers shall not be inconsistent with the registration rights provided by Article V.

Section 4.15      Tax Matters. The Company shall bear and pay any and all issue, transfer, stamp, documentary and other similar Taxes that may be payable in respect of any issuance or delivery of a Note pursuant to this Agreement or any Company Common Stock or other securities issuable upon a conversion of a Note or shares of Company Common Stock; provided that the Company shall not be required to pay any such Tax to the extent such Tax is payable in respect of any transfer involved in the issuance and delivery of shares of Company Common Stock upon a conversion of a Note or shares of Company Common Stock, as applicable, in a name other than that in which the Note or shares of Company Common Stock, as applicable, so converted was or were registered at the request of the registered holder. For U.S. federal (and applicable state and local) income Tax purposes, the Note is intended to be treated as a debt instrument that is not a “contingent payment debt instrument” (within the meaning of Treasury Regulations Section 1.1275-4), and, except to the extent otherwise required by a “determination” within the meaning of Section 1313(a) of the Code, the Company shall not take any position (including on any Tax Return or in any Tax proceeding) inconsistent with such treatment.

Article V.

REGISTRATION RIGHTS

Section 5.01      Registration Statement.

(a)            As soon as reasonably practicable after the issuance of the Note, and in no event later than the later of (i) December 1, 2023 and (ii) ten (10) Business Days after the Closing, the Company will prepare and file and use reasonable best efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act (such effectiveness date, the “Registration Date”) a Registration Statement or post-effective amendment to an existing Registration Statement in order to provide for resales of all Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. In addition, the Company will from time to time use reasonable efforts to promptly file such additional Registration Statements to cover resales of any Registrable Securities that are not registered for resale pursuant to a pre-existing Registration Statement and will use its reasonable best efforts to cause such Registration Statement to be declared effective or otherwise to become effective under the Securities Act and will use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Section 5.01 shall cover only Registrable Securities and shall be on Form S-3 (or a successor form) if the Company is eligible to use such form and shall be an automatically effective Registration Statement if the Company is a WKSI.

(b)            Subject to the provisions of Section 5.02, the Company will use its reasonable best efforts to keep the Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Registration Statement, and (ii) there otherwise cease to be any Registrable Securities.

(c)            From and after the date hereof until the Registration Termination Date, the Company shall use its reasonable best efforts to maintain eligibility to be able to file and use a Registration Statement on Form S-3 (or any successor form thereto). Notwithstanding anything herein to the contrary, during such period of time from and after the Registration Date that the Company ceases to be eligible to file or use a Registration Statement on Form S-3 (or any successor form thereto), upon the written request of any holder or holders of Registrable Securities, the Company shall use its reasonable efforts to file a Registration Statement on Form S-1 (or any successor form) under the Securities Act covering the Registrable Securities of the requesting party or parties, as applicable, and use reasonable efforts to cause such Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable after filing thereof. The obligations of the Company under this Section 5.01(c) shall not impact the obligations of the Company under Section 5.01(a) which shall continue to be in force.

Section 5.02      Registration Limitations and Obligations.

(a)            Subject to Section 5.01, the Company will use reasonable best efforts to prepare such supplements or amendments (including a post-effective amendment), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration Statement is, or is required pursuant to this Agreement to be, effective; provided that no such supplement, amendment or filing will be required during a Blackout Period. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period; provided, for purposes of this Section 5.02, the Company shall not provide written notice to any holder or Beneficial Owner of Registrable Securities of any such Blackout Period if such holder or Beneficial Owner has specified in writing to the Company that it does not wish to receive such notices. No sales may be made under the applicable Registration Statement during any Blackout Period. In the event of a Blackout Period, the Company shall (x) deliver to the holders of Registrable Securities a certificate signed by the chief executive officer, chief financial officer, general counsel or treasurer of the Company confirming that the conditions described in the definition of Blackout Period are met, which certificate shall contain an approximation of the anticipated delay, and (y) notify each holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to each holder of Registrable Securities no later than the close of business of the last day of the Blackout Period. In connection with the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period will be deemed to have expired when the Company has notified the holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available. Notwithstanding anything in this Agreement to the contrary, the absence of an Available Registration Statement at any time from and after the Registration Date shall be considered a Blackout Period and subject to the limitations described in the definition of Blackout Period.

(b)            At any time that a Registration Statement is effective and prior to the Registration Termination Date, if a holder of Registrable Securities delivers a notice to the Company (a “Take-Down Notice”) stating that it, together with any other Persons, intend to sell at least $5,000,000 in aggregate of Registrable Securities held by such holder and such other Persons; provided that, if the Purchasers and their Affiliates do not collectively own at least $5,000,000 of Registrable Securities, they shall be permitted to deliver a Take-Down Notice to sell all of the Registrable Securities held by them (but such amount may not in any case be less than $5,000,000 collectively of Registrable Securities), in each case, pursuant to the Registration Statement, then, the Company shall amend or supplement the Registration Statement as may be necessary and to the extent required by law so that the Registration Statement remains Available in order to enable such Registrable Securities to be distributed in an Underwritten Offering. In connection with any Underwritten Offering of Registrable Securities for which a holder delivers a Take-Down Notice and satisfies the dollar thresholds set forth in first sentence above, and where the Take-Down Notice contemplates marketing efforts not to exceed twenty-four (24) hours by the Company and the underwriters, the Company will use reasonable best efforts to cooperate and make its senior officers available for participation in such marketing efforts (which marketing efforts will not, for the avoidance of doubt, include a “road show” requiring such officers to travel outside of the city in which they are primarily located). The holder of Registrable Securities that delivered the applicable Take-Down Notice shall select the underwriter(s) for each Underwritten Offering; provided that the managing underwriter(s) (if there is only one underwriter, such underwriter shall be deemed to be the managing underwriter) of a marketed Underwritten Offering shall be reasonably acceptable to the Company. The Company shall select the counsel for the managing underwriter(s); provided that such counsel shall be reasonably acceptable to the underwriter(s) and the holder of Registrable Securities that delivered the applicable Take-Down Notice. Such holder shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement, including the underwriting discount and fees payable by such holder to the underwriters in such Underwritten Offering. Such holder shall reasonably determine the timing of any such registration and sale. Such holder shall determine the applicable underwriting discount and other financial terms, and the holders of the Registrable Securities sold in the Underwritten Offering shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering. Without the consent of the holder of Registrable Securities that delivered the applicable Take-Down Notice, no Underwritten Offering pursuant to this Agreement shall include any securities other than Registrable Securities.

(c)            Subject to Section 5.02(d), if the Company proposes to file a Registration Statement for equity securities or securities convertible into equity securities, whether on its own behalf or in connection with the exercise of any registration rights by any holder of registrable securities (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration on Form S-4 or any successor form, (iii) a registration on Form S-8 or any successor form, (iv) any amendments or supplements to the Registration Statement on Form S-1 (No. 333-262472), previously filed by the Company with the SEC and most recently declared effective on March 30, 2023 or (v) any amendments or supplements to the Registration Statement on Form S-1 (No. 333-264598), previously filed by the Company with the SEC and most recently declared effective on March 30, 2023), then the Company shall give prompt notice (the “Initial Notice”), no later than the date that is twenty (20) days prior to the intended filing date of such Registration Statement, to the holders of Registrable Securities, and the holders of Registrable Securities shall be entitled to include in such Registration Statement the Registrable Securities held by them. The Initial Notice shall offer the holder of Registrable Securities the right, subject to Section 5.02(d) (the “Piggyback Registration Rights”), to register such number of shares of Registrable Securities as each such holders may request and shall set forth (A) the anticipated filing date of such Registration Statement and (B) the aggregate number of Registrable Securities that is proposed to be included in such Registration Statement. Subject to Section 5.02(d), the Company shall include in such Registration Statement such Registrable Securities for which it has received written requests to register within ten (10) days after the Initial Notice has been given.

(d)            If a registration pursuant to Section 5.02(b) or Section 5.02(c) involves an Underwritten Offering and the managing underwriter(s) of such proposed Underwritten Offering advises the Company or the holders of Registrable Securities that the total securities that the holders of Registrable Securities and any other Persons intend to include in such offering, or that the inclusion of certain holders of the Registrable Securities in such offering, would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then the number of securities proposed to be included in such registration shall be allocated among the Company, the holders of Registrable Securities and the holders of other registrable securities in such offering, such that the number of securities that each such Person shall be entitled to sell in the Underwritten Offering shall be included in the following order:

(i)            in the case of an exercise of any registration rights by holders of Registrable Securities pursuant to Section 5.02(b): (i) first, the securities held by the Person(s) exercising such registration rights pursuant to Section 5.02(b), pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration; (ii) second, the securities held by other Person(s), if any, validly exercising demand registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration; and (iii) third, securities to be issued and sold by the Company in such registration;

(ii)            In the case of an exercise of registration rights by Persons other than the holders of Registrable Securities: (i) first, the securities held by such other Person(s), pro rata based upon the number of registrable securities requested to be registered by each such Person in connection with such registration; (ii) second, the securities held by holders of Registrable Securities exercising their Piggyback Registration Rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration; and (iii) third, securities to be issued and sold by the Company in such registration; and

(iii)            in the case of any other registration: (i) first, the securities to be issued and sold by the Company in such registration; and (ii) second, the securities held by holders of Registrable Securities exercising their Piggyback Registration Rights and any other holders of registrable securities validly exercising their piggyback registration rights, pro rata based upon the number of securities requested to be registered by each such Person in connection with such registration.

(e)            In connection with a distribution of Registrable Securities in which the holders of Registrable Securities are selling an aggregate of at least $5,000,000 of Registrable Securities, the Company shall, to the extent requested by managing underwriter(s) of such a distribution, be subject to a restricted period of the same length of time as such holder agrees with the managing underwriter(s) (but not to exceed 90 days) during which the Company may not offer, sell or grant any option to purchase Company Common Stock and any debt securities of the Company other than issuances pursuant to the Company’s employee or director stock plans and issuances of shares upon the exercise of options or other equity awards under such stock plans.

Section 5.03      Registration Procedures.

(a)            If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act and in connection with any distribution of Registrable Securities pursuant thereto as provided in this Agreement (including any sale referred to in any Take-Down Notice), the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:

(i)            use reasonable best efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Section 5.03; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such Registration Statement or any amendments or supplements thereto, including any prospectus supplements in connection with a sale referred to in a Take-Down Notice, the Company will furnish to the holders which are including Registrable Securities in such registration (“Selling Holders”) and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such holders and counsel (if any) to such underwriter(s), and other documents reasonably requested by any such counsel, including any comment letter from the SEC, and, if requested by any such counsel, provide such counsel and the lead managing underwriter(s), if any, reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus (including any prospectus supplement) included or deemed included therein and such other opportunities to conduct a customary and reasonable due diligence investigation (in the context of a registered Underwritten Offering) of the Company, including reasonable access to (including responses to any reasonable inquiries by the lead managing underwriter(s) and their counsel) the Company’s books and records, officers, accountants and other advisors;

(ii)            prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Section 5.03;

(iii)            if requested by the lead managing underwriter(s), promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5.03(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(iv)            furnish to the Selling Holders and each underwriter, if any, of the securities being sold by such Selling Holders such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus and any prospectus supplement contained in or deemed part of such Registration Statement (including each preliminary prospectus supplement) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders and underwriter(s), if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holders;

(v)            use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vi)            use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(vii)            as promptly as practicable notify in writing the holders of Registrable Securities and the underwriters, if any, of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state governmental authority for amendments or supplements to such Registration Statement or the prospectus or for additional information; (C) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to such registration cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(viii)            use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (viii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(ix)            cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.;

(x)            prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of those jurisdictions within the United States as any holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the Registration Termination Date; provided that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (x) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xi)            use reasonable efforts to cooperate with the holders to facilitate the timely preparation and delivery of certificates or book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by the Note and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request in writing; and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement; and

(xii)            agrees with each holder of Registrable Securities that, in connection with any Underwritten Offering or other resale pursuant to the Registration Statement in accordance with the terms hereof, it will use reasonable efforts to negotiate in good faith and execute all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements (in each case on terms reasonably acceptable to the Company), including using reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

(b)            The Company may require each Selling Holder and each underwriter, if any, to (i) furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution or delivery of, and to perform under, or cause the performance under, any agreements and instruments reasonably requested by the Company to effectuate such registered offering, including, without limitation, opinions of counsel and questionnaires. If the Company requests that the holders of Registrable Securities take any of the actions referred to in this Section 5.03(b), such holders shall take such action promptly and as soon as reasonably practicable following the date of such request.

(c)            Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(vii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until such Selling Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use reasonable efforts to cure the events described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(vii) so that the use of the applicable prospectus may be resumed at the earliest reasonably practicable moment.

Section 5.04      Expenses. The Company shall pay all Registration Expenses in connection with a registration pursuant to this Article V, provided that each holder of Registrable Securities participating in an offering shall pay all applicable underwriting fees, discounts, selling commissions and similar charges.

Section 5.05      Registration Indemnification.

(a)            The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and its Affiliates and their respective Representatives and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person and the Representatives of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter (collectively, the “Indemnified Persons”), from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 5.05(a)) will reimburse each such Selling Holder, each of its Affiliates, and each of their respective Representatives and each such Person who controls each such Selling Holder and the Representatives of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any reasonable legal and any other reasonable expenses incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information regarding a holder of Registrable Securities or underwriter furnished in writing to the Company expressly for use therein by any such person, any Affiliate or controlling Person thereof.

(b)            In connection with any Registration Statement in which a Selling Holder is participating, without limitation as to time, each such Selling Holder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.05(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any reasonable legal and any other reasonable expenses incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding the Selling Holder furnished to the Company by such Selling Holder for inclusion in such Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto.

(c)            Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)            In any case in which any such action is brought against any indemnified party, the indemnified party shall promptly notify in writing the indemnifying party of the commencement thereof, and the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder. The failure of an indemnified party to give notice to an indemnifying party of any action brought against such indemnified party shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent such failure materially and adversely prejudices the indemnifying party.

(e)            The indemnification provided for under this Agreement shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.

(f)            If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding any other provision of this Agreement, no holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities subject to any actions or proceedings over the amount of any damages, indemnity or contribution that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

(g)            The indemnification and contribution agreements contained in this Section 5.05 are in addition to any liability that the indemnifying party may have to the indemnified party and do not limit other provisions of this Agreement that provide for indemnification.

Section 5.06      Facilitation of Sales Pursuant to Rule 144. For as long as the Purchaser or its Affiliates Beneficially Owns the Note or any Company Common Stock issued or issuable upon conversion thereof, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the SEC), and shall use reasonable best efforts to take such further necessary action as any holder of the Note or Subject Securities may reasonably request in connection with the removal of any restrictive legend on the Subject Securities being sold, all to the extent required from time to time to enable such holder to sell the Subject Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Section 5.07      Other Registration Rights. Except upon the transfer or assignment of the Existing Registration Rights in accordance with their terms, following the date hereof, the Company shall not grant to any Persons the right to request the Company to register any equity securities under the Securities Act, whether pursuant to “demand,” “piggyback,” or other rights, unless such rights are subject and subordinate to the rights of the holders of Registrable Securities under this Agreement. The Company Group shall not amend the Existing Registration Rights in a manner that would prejudice in any respect the registration rights granted under this Article V.

Article VI.

MISCELLANEOUS

Section 6.01      Survival of Representations and Warranties. Except for the warranties and representations contained in clauses Section 3.01(a), Section 3.01(b), Section 3.01(c), Section 3.01(g), Section 3.01(h)(i), Section 3.02(a), Section 3.02(b)(i), Section 3.02(b)(iii)(A) and Section 3.02(e), which shall survive the Closing indefinitely, the warranties and representations made herein shall survive for one (1) year following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

Section 6.02      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:

(a)	If to the Purchaser, to:

Oakstone Ventures, Inc. (Capital One)
1680 Capital One Drive
McLean, Virginia 22102

Attention:	Nathan Krishnamurthy, MVP
Email:	nathan.krishnamurthy@capitalone.com
with a copy to: george.stauffer@capitalone.com

With a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019

Attention:	Brandon C. Price
Email:	BCPrice@wlrk.com

(b)	If to the Company Group, to:

Inspirato Incorporated
1544 Wazee Street
Denver, CO 80202
Attention: Brent Handler
Legal@inspirato.com

with a copy (which will not constitute actual or constructive notice) to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304

Attention:	Tony Jeffries
tjeffries@wsgr.com

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise) or (c) one (1) Business Day following the day sent by overnight courier. Any party may change its address for notice by providing notice of such change in address to the other parties in accordance with the foregoing.

Section 6.03      Entire Agreement; Third-Party Beneficiaries; Amendment. This Agreement, together with the Confidentiality Agreement, the Framework Agreement, the Commercial Agreement, and the Note, sets forth the entire agreement between the parties hereto with respect to the Transactions, and are not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder; provided that (i) Section 4.11 and Section 5.05 shall be for the benefit of and fully enforceable by each of the Indemnified Persons and (ii) Section 6.12 shall be for the benefit of and fully enforceable by each of the Specified Persons. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement (it being understood and agreed that any such agreement executed by the Company shall be binding on all other members of the Company Group, regardless of whether such other members are signatories to such agreement). No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.04      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 6.05      Public Announcements. No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by the Purchaser or its Affiliates without the prior written approval of the Company or by the Company Group without the prior written approval of the Purchaser, unless required by law (based on the advice of counsel) in which case the other party shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication. The restrictions of this Section 6.05 shall not apply to any communication if the information contained therein substantially reiterates (or is consistent with) previous press release or public announcement made in compliance with this Section 6.05.

Section 6.06      Expenses. Except as otherwise expressly provided herein, each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Transactions.

Section 6.07      Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, each party’s successors and assigns, and no other person; provided that no party hereto may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, and any assignment by a party hereto in contravention of this Section 6.07 shall be null and void; provided that (i) Purchaser may assign all of its rights and obligations under this Agreement to one or more Affiliates; provided, further that no such assignment will relieve the Purchaser of its obligations hereunder, (ii) any Affiliate of Purchaser who after the Closing Date executes and delivers a joinder (in form and substance reasonably satisfactory to the Company) and is a transferee of the Note or shares of Company Common Stock shall be deemed a Purchaser hereunder and have all the rights and obligations of such Purchaser or any portion thereof, (iii) if the Company consolidates or merges with or into any Person and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Change of Control in which the obligations of the Company with respect to the Note under Section 4.10(c) thereof are fully satisfied, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Purchaser, and (iv) the rights of a holder of Registrable Securities under Article V may be assigned, but only together with a transfer of the Note (or a portion thereof) or Company Common Stock issued upon conversion of the Note. For the avoidance of doubt, no Third Party to whom any the Note (or any portion thereof) or shares of Company Common Stock issued upon conversion of the Note are transferred shall have any rights or obligations under this Agreement except (and then only to the extent of) any rights and obligations under Article V to the extent assignable in accordance with this Section 6.07.

Section 6.08      Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)            This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery in the State of Delaware and, if such court declines jurisdiction, any other state court of the State of Delaware or the United States District Court for the District of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.08(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(b)            EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.08.

Section 6.09      Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect; provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 6.10      Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to (i) a decree or Order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such Order or injunction.

Section 6.11      Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 6.12      Non-Recourse.

(a)            This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns. Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney or Representative of any party hereto (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

(b)            Notwithstanding anything to the contrary in this Agreement, the Purchaser’s aggregate liability for any liability, loss, damage or recovery of any kind (including special, exemplary, consequential, indirect or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses or damages, whether at law, in equity, in contract, in tort or otherwise) arising under or in connection with any breach of this Agreement (whether willfully, intentionally, unintentionally or otherwise) or the failure of the Closing to occur for any reason or otherwise in connection with the Transactions or this Agreement or in respect of any oral representations made or alleged to have been made in connection therewith shall be no greater than the Purchase Price and the Purchaser shall not have any further liability or obligation relating to or arising out of this Agreement, the Transactions or any other agreement or document relating thereto in excess of such amount.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

INSPIRATO INCORPORATED

By:	/s/ Brent Handler
Name: Brent Handler
Title: Chief Executive Officer

INSPIRATO LLC

By:	/s/ Brent Handler
Name: Brent Handler
Title: Chief Executive Officer

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

PURE VIDA VILLAS, LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

OCEAN CLIFF HOLDINGS, LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

BAYSIDE VILLAS, LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

RFV RENTALS, LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

PONTE FERRO, LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

POINT BREAK HOLDINGS, LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

CENOTES HOLDING LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

ISLAND HOLDINGS, LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

FARAWAY LAND, LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

INSPIRATO REAL ESTATE, LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

BEST OF 52 LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

TORTUGA MARINA HOLDINGS LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

TURQUOISE HOLDINGS, LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

SKY PEAK HOLDINGS, LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

SUNSHINE VILLAS, LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OTHER GUARANTOR SUBSIDIARIES:

HIGH ROAD HOLDINGS, LLC

By:	/s/ Andrew Dutton
Name: Andrew Dutton
Title: Authorized Signatory

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

OAKSTONE VENTURES, INC.

By:	/s/ Jaidev Shergill
Name: Jaidev Shergill
Title: President

[Signature Page to Investment Agreement]

Schedule 1

Additional Notes Purchasers

[***]

EXHIBIT A

FORM OF NOTE

A-1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. THIS NOTE MAY NOT BE OFFERED, SOLD, HYPOTHECATED, GIVEN, BEQUEATHED, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY, TO THE EXTENT REASONABLY REQUESTED BY THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY. ANY SUCH WRITTEN REQUEST SHOULD BE MADE PURSUANT TO SECTION 10.1.

$25,000,000	New York, New York

[●] [●], [●]

INSPIRATO INCORPORATED
8% Senior Secured Convertible Note due [●]

Unless otherwise converted pursuant to Article 4 hereof, Inspirato Incorporated, a corporation organized under the laws of the State of Delaware (or its successor, the “Company”), hereby unconditionally promises to pay to the order of Oakstone Ventures, Inc., a corporation organized under the laws of the State of Delaware (the “Holder”), the principal amount of twenty-five million U.S. Dollars (U.S.$25,000,000), on [●] [●], [●]1 (the “Maturity Date”), and to pay interest at the time, in the form and at the rate set forth herein. Certain capitalized terms used herein without definition shall have the meanings assigned to them in Article 9 hereof. This Note is issued in accordance with and subject to the following terms and conditions:

ARTICLE 1

PRINCIPAL AND INTEREST

Section 1.1.             Principal and Interest.

(a)            The Company shall on the Maturity Date pay to the order of the Holder an amount equal to the aggregate principal amount of this Note outstanding on the Maturity Date, plus accrued and unpaid interest thereon and other amounts payable hereunder, unless and to the extent that this Note is earlier redeemed, repurchased, repaid or converted in accordance with the terms of this Note.

1 Insert date that is 5 years after the Closing Date.

(b)            Interest shall be payable quarterly on the last Business Day of each calendar quarter after the issuance of this Note (the “Interest Payment Dates”). Interest shall accrue on the unpaid principal amount of this Note at the rate of 8% per annum from the Closing Date, or from the most recent Interest Payment Date for which the applicable interest payment has been made, to, but excluding, the relevant Interest Payment Date, until the principal amount of this Note is paid in full or the full principal amount of this Note has been converted as provided in Article 4 hereof. Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. For each Interest Payment Date, the Company may, at its option, elect to pay interest on the Note (i) in cash (a “Cash Election”), or (ii) by increasing the outstanding principal amount of the Note by the amount of interest payable on such Interest Payment Date (a “PIK Election” and, together with a Cash Election, an “Election”, and any payment of interest on the principal amount of the Note by adding such interest to such principal amount, a “PIK Payment”). The Company may make an Election with respect to each Interest Payment Date by providing written notice to the Holder at least five (5) Business Days prior to such Interest Payment Date. Unless a Cash Election is made by the Company in a timely fashion with respect to the method of payment of interest on an Interest Payment Date, interest for such Interest Payment Date shall be payable according to the PIK Election.

(c)            Subject to the Company’s right to make a PIK Election, the Company will pay amounts due pursuant to this Note in money of the United States that at the time of payment is legal tender for payment of public and private debts in immediately available funds (without any counterclaim, setoff, recoupment or deduction whatsoever, and free and clear of, and without any withholding or deduction for or on account of, any present or future taxes, levies, imports, duties, charges or fees of any nature, other than withholding for taxes as required by applicable law) and by wire transfer to a U.S. dollar account maintained by the Holder with a bank in the United States designated in writing by the Holder. Notwithstanding any other provision to the contrary, (i) Holder shall provide any necessary tax forms and information, including an Internal Revenue Service Form W-9 or appropriate version of Internal Revenue Service Form W-8, as applicable, from each beneficial owner of this Note and (ii) to the extent the Company withholds payments for taxes as required by applicable law and pays such amounts to the appropriate tax authority, such amounts shall be treated for all purposes as having been paid to the person to whom such amounts otherwise would have been paid.

(d)            The Company agrees that to the extent the Company makes a payment or payments hereunder which payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Company or its successors under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligations, or part thereof, under this Note that have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

Section 1.2.            Closing Date Notes.

(a)            On the Closing Date, there will be originally issued twenty five million dollars ($25,000,000) in aggregate principal amount of Investor Notes, consisting of this Note. The Company shall have the right (on or after the Closing Date) to issue up to twenty-four million nine hundred ninety-nine thousand nine hundred ninety-nine dollars ($24,999,999) in aggregate principal amount of Notes to any Additional Investor, subject to the provisions of this Note and the Investment Agreement (the “Additional Notes”).

(b)            The Additional Notes shall constitute Investor Notes, shall have the same terms as this Note and shall be considered to be part of the same series of, and rank equally and ratably with this Note. No notes or other instruments other than this Note (including any issued in exchange therefor or substitution thereof) and the Additional Notes shall constitute Investor Notes or be a part of the same series as the Notes.

(c)            The total aggregate principal amount of this Note and the Additional Notes shall not exceed forty-nine million nine hundred ninety-nine thousand nine hundred ninety-nine dollars ($49,999,999).

ARTICLE 2
TRANSFER

The Company and, by acceptance of this Note, the Holder hereby agree that the following provisions shall govern the registration, sale, assignment, pledge, transfer, encumbrance or other disposition of this Note.

Section 2.1.             Note Registration. The Company shall keep at its principal office a register (the “Register”) in which the Company shall enter the name and address of the registered holder of this Note. References to the “Holder” of this Note shall mean the person listed in the Register as the payee of this Note unless the payee shall have presented this Note to the Company for transfer and the transferee shall have been entered in the Register as a subsequent holder, in which case the term shall mean such subsequent holder. The registered holder of this Note may be treated as the owner of it for all purposes.

Section 2.2.            Disposition.

(a)            This Note may be, in whole or in part, directly or indirectly, sold, assigned, pledged, transferred, encumbered or otherwise disposed of by the Holder (each, a “transfer”).

(b)            A transfer of this Note by the Holder hereof shall only be effected by the Holder hereof by delivery of this Note to the Company (with the instrument of assignment provided with this Note properly completed in accordance with the terms and conditions of this Note), and by such other evidence as the Company may reasonably require of compliance with the Securities Act and applicable state securities laws and with the provisions of this Note, at the Company’s principal office or at such other location as the Company shall designate in writing to the Holder; provided, however, that such transfer of this Note shall become effective only upon, and shall not be effective for any purpose until, the Company has received this Note. If this Note is surrendered and transferred in part, the Company shall execute a new Note in a denomination equal in principal amount to the untransferred portion of the Note surrendered.

(c)            No service charge will be made for any such transfer or assignment.

ARTICLE 3
OUTSTANDING NOTES

Section 3.1.            Outstanding Notes. The Investor Notes outstanding at any time are all the Investor Notes issued by the Company except for those cancelled by it and those surrendered to it for cancellation. An Investor Note also ceases to be outstanding because the Company or any direct or indirect Subsidiary of the Company holds such Note.

(a)            Direction, Waiver and Consent Requirements. In determining whether the Noteholders of the required principal amount of Investor Notes have concurred in any direction, waiver or consent, Investor Notes owned by the Company or any direct or indirect Subsidiary of the Company shall not be considered as though they are outstanding.

ARTICLE 4
CONVERSION RIGHTS

Section 4.1.            Conversion of Notes.

(a)            Conversion by Holder. Subject to the terms of this Article 4, the Holder may convert this Note in whole or in part, at any time, for a number of Common Shares equal to (x) the aggregate principal amount of Notes plus accrued but unpaid interest being converted (“Equity Conversion Amount”) divided by (y) the Conversion Price in effect on the Conversion Date for such conversion. The Common Shares into which the Equity Conversion Amount shall be converted shall consist solely of shares of Class A Common Stock except to the extent provided in Section 4.1(b) below. To convert this Note, the Holder must (1) complete and manually sign the irrevocable conversion notice on the back of this Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Company, (2) surrender this Note to the Company, (3) furnish appropriate endorsements and transfer documents if required by the Company, and (4) pay any transfer or similar tax, if required.

(b)            Notwithstanding anything herein to the contrary, in the event that the initial Holder is a Regulated Investor and any conversion of this Note, whether such conversion was automatic, voluntary, in whole or in part (each an “Equity Conversion”), would cause such Holder (including its “affiliates” as defined in accordance with the BHC Act and the regulations thereunder for the purposes of this Section) and any of its direct or indirect transferees (other than Permitted Regulatory Transferees, as defined below) to own or control, or be deemed to own or control, in the aggregate, greater than:

 (i)            4.99% of the voting power of any “class” of “voting securities” of the Company, each as defined and as such percentage is calculated under the Bank Holding Company Act of 1956 (the “BHC Act”) (it being understood that based on the Company’s amended and restated certificate of incorporation as of the date of this Agreement, Class A Common Stock and Class V common stock of the Company are considered a single class of voting securities for purposes of the BHC Act) (the “Voting Threshold”); or

 (ii)            24.99% of the sum of the number of outstanding shares of Class A Common Stock and Class B Non-Voting Common Stock (or such other capital stock as reasonably determined by the Holder in good faith to be consistent with how the “total equity” is defined and calculated under the BHC Act) (the “Ownership Threshold”);

then the limitations in this Section 4.1(b) shall apply. If any Equity Conversion would result in such Holder and its direct or indirect transferees (other than Permitted Regulatory Transferees), in the aggregate, owning or controlling, or being deemed to own or control, shares of Class A Common Stock in excess of the Voting Threshold, then the Equity Conversion Amount shall first convert into shares of Class A Common Stock up to the Voting Threshold, with the remaining balance of the Equity Conversion Amount converting into shares of Class B Non-Voting Common Stock; provided that if any Equity Conversion would result in such Holder and any of its direct or indirect transferees (other than Permitted Regulatory Transferees), in the aggregate, owning or controlling, or being deemed to own or control, Common Shares in excess of the Ownership Threshold, then the Note shall convert in accordance with the foregoing into the maximum number of Common Shares so allowable by the Voting Threshold and the Ownership Threshold and the remaining Equity Conversion Amount (such amount, the “Excess Amount”) shall remain outstanding and shall become convertible if, and only if, and to the extent the Voting Threshold and the Ownership Threshold would not be exceeded as a result of the conversion thereof.

For the avoidance of doubt, the restrictions provided in this Section 4.1(b) shall continue to apply to any holder and survive transfer of this Note, but shall not apply to any Investor Note held by a Permitted Regulatory Transferee. Any and all Investor Notes held by a Permitted Regulatory Transferee shall be convertible (in whole or in part) into Class A Common Stock at the option of such Permitted Regulatory Transferee. “Permitted Regulatory Transferee” shall mean a Person unaffiliated with the initial Holder or its direct or indirect transferees who acquires this Note from the initial Holder, its affiliates or its direct or indirect transferees in any of the following transfers: (i) a transfer that is part of a widespread public distribution; (ii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities (as those terms are defined for purposes of the BHC Act) of the Company; (iii) a transfer to the Company; or (iv) a transfer to a Person that would control greater than 50% of every class of voting securities (as those terms are defined for purposes of the BHC Act) of the Company, without giving effect to such transfer.

(c)             [Reserved].

(d)            Conversion Procedures. The date on which the Holder converts this Note, in whole or in part, following satisfaction of the applicable conditions and restrictions set forth in Section 4.1(a) and Section 4.1(b) is the “Conversion Date”; provided, however, that any conversion notice may provide that conversion of this Note is conditional upon the consummation of any event or circumstance that has been proposed by or with respect to the Company or its securities, and in such event such conversion shall be applicable only immediately prior to, simultaneously with or immediately after (as specified in such notice) the effective time of such referenced event or circumstance. As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver, at its expense, to the Holder, the number of Common Shares issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 4.2(f). The Person to whom such Common Shares are to be delivered shall be treated as a shareholder of record on and after the Conversion Date; provided, however, that no surrender of this Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the Common Shares upon such conversion as the record holder or holders of such Common Shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, that such conversion shall be at the Conversion Price in effect on the date that this Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of this Note in full, such Person shall no longer be a Holder of this Note.

If this Note is surrendered and converted in part, the Company shall execute a new Note in a denomination equal in principal amount to the unconverted portion of the Note surrendered.

(e)            Taxes on Conversion. If the Holder converts this Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Shares upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued or delivered to the Holder or in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which is due on the issuance or delivery of the Common Shares to the Holder or because the Common Shares are to be issued or delivered in a name other than the Holder’s name, or until such Holder establishes, to the satisfaction of the Company, that such tax has been paid or is not payable.

(f)            The Company may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Holder’s name unless the Company receives documentation pursuant to Section 2.2(b) hereof with respect to the transfer of such Note in respect of the transfer of the Common Shares.

(g)            Default Interest. If and for so long as any Event of Default has occurred and is continuing then, to the extent permitted by law, all amounts outstanding under this Note shall bear interest (after as well as before judgment), payable on demand, at the rate otherwise applicable to such Note pursuant to Section 1.1(b) plus 2.00% per annum.

Section 4.2.            Adjustment of the Conversion Rate.

(a)            The Conversion Price shall be adjusted from time to time as follows;

 (i)            Distributions of Common Shares. In case the Company shall pay or make a dividend or other distribution on its Common Shares consisting exclusively of, Common Shares or securities convertible into or exercisable for Common Shares or rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Shares, the Conversion Price in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such securities, rights or warrants shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Fully-Diluted Shares outstanding at the close of business on the date fixed for such determination (but prior to such distribution) and the denominator shall be such number of Fully-Diluted Shares plus the number of Common Shares so distributed, or issuable upon conversion or exercise of the securities, rights options or warrants included in such dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of Fully-Diluted Shares at any time shall not include shares held in the treasury of the Company. For purposes of this subparagraph (i), the dividend or distribution of rights or warrants to subscribe for or purchase stock or securities convertible into or exchangeable for Common Shares shall be deemed to be the distribution of rights, options or warrants to purchase the Common Shares into which such stock or securities are convertible or exercisable. In case any securities or rights, options or warrants referred to in this subparagraph (i) in respect of which an adjustment shall have been made shall expire unexercised, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution of such expired rights, options or warrants.

 (ii)            Stock Splits, Subdivisions, Reclassifications or Combinations. In case outstanding Common Shares shall be subdivided or reclassified into a greater number of Common Shares, the Conversion Price in effect at the close of business on the day upon which such subdivision or reclassification becomes effective shall be proportionately reduced, and conversely, in case outstanding Common Shares shall each be combined or reclassified into a smaller number of Common Shares, the Conversion Price in effect at the close of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

 (iii)            Other Distributions. In case the Company shall, by dividend or otherwise, distribute to holders of record of its Common Shares evidences of its indebtedness, shares of any class or series of Capital Stock, cash or assets (including securities, but excluding any securities or rights, options or warrants referred to in subparagraph (i) of this Section 4.2(a) and any dividend or distribution paid exclusively in cash), the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (iii) by a fraction of which the numerator shall be the Daily VWAP per share of Class A Common Stock on the Reference Date less the Fair Market Value, on the Reference Date, of such number or amount of the evidences of indebtedness, shares of Capital Stock, cash and assets that is so distributed to a holder of one Class A Common Stock and the denominator shall be such current Daily VWAP per share of Class A Common Stock, such reduction to become effective on the later to occur of (x) immediately prior to the opening of business on the day following the Reference Date and (y) the time at which such dividend or other distribution is unconditionally declared by the Board of the Company. For purposes of this subparagraph (iii), any dividend or distribution that includes (but is not limited to) Common Shares, securities convertible or exchangeable into Common Shares or rights, options or warrants to subscribe for or purchase Common Shares shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of Capital Stock other than such Common Shares, such securities convertible or exchangeable into Common Shares or such rights, options or warrants (so that any Conversion Price reduction required by this subparagraph (iii) is made) immediately followed by (2) a dividend or distribution of such Common Shares, such securities convertible or exchangeable into Common Shares or such rights, options or warrants (so that there is made any further Conversion Price reduction required by subparagraph (i)), except (A) the Reference Date of such dividend or distribution shall be substituted as “the date fixed for the determination of shareholders entitled to receive such securities, rights or warrants” and “the date fixed for such determination” within the meaning of subparagraph (i) and (B) any Common Shares included in such dividend or distribution shall not be included in the “number of Fully-Diluted Shares outstanding at the close of business on the date fixed for such determination” within the meaning of subparagraph (i). In case any dividend or other distribution referred to in this subparagraph (iii) in respect of which an adjustment shall have been made shall not be paid or otherwise distributed on the date fixed therefor (as determined in good faith by the Board of the Company whose good faith determination shall be conclusive), the Conversion Price shall be readjusted to the Conversion Price that would have been in effect if no adjustment had been made on account of such dividend or other distribution.

 (iv)            Cash Distributions. In case the Company shall pay or make a dividend or other distribution to holders of record of its Class A Common Stock exclusively in cash, the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current Daily VWAP per share of Class A Common Stock on the Reference Date less the amount of cash so distributed applicable to one Class A Common Stock and the denominator shall be such current Daily VWAP per share of Class A Common Stock, such reduction to become effective on the later to occur of (x) immediately prior to the opening of business on the day following the Reference Date and (y) the time at which such dividend or other distribution is unconditionally declared by the Board of the Company. In case any dividend or other distribution referred to in this subparagraph (iv) in respect of which an adjustment shall have been made shall not be paid or otherwise distributed on the date fixed therefor (as determined in good faith by the Board of the Company whose good faith determination shall be conclusive), the Conversion Price shall be readjusted to the Conversion Price that would have been in effect if no adjustment had been made on account of such dividend or other distribution.

 (v)            Fundamental Changes. If any Fundamental Change shall occur, then lawful and adequate provisions shall be made whereby the Holder shall have the right to receive, upon the basis and upon the terms and conditions specified herein, in lieu of the Common Shares of the Company immediately theretofore receivable upon the conversion of this Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for such number and class of Common Shares issuable upon conversion of this Note immediately prior to the occurrence of the Fundamental Change. In the case of any Fundamental Change, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of any conversion rights hereunder.

(b)             Conversion Price Adjustment Deferred. Notwithstanding the foregoing provisions of this Section 4.2, (i) no adjustment in the number of Common Shares into which this Note is convertible shall be required unless such adjustment would require an increase or decrease of at least 1% of the total number of Common Shares to be issued, and (ii) no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease in the Conversion Price of at least $0.01 per share; provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment or upon conversion of this Note. All calculations under this Section 4.2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(c)             Adjustment Report. Whenever any adjustment is required in the Conversion Price or the shares into which this Note is convertible, the Company shall deliver to the Holder a statement describing in reasonable detail the adjustment and the method of calculation used and cause a notice of such adjustment, setting forth the adjusted Conversion Price and the calculation thereof. The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors certifying to the Board of Directors the correctness of any computation under this Section 4.2 shall be evidence of the correctness of such computation.

(d)            Notice of Certain Events. In the event that:

 (i)            the Company shall take action to make any distribution to the holders of any of its Common Shares;

 (ii)            the Company shall take action to offer for subscription pro rata to the holders of any of its Common Shares any securities of any kind;

 (iii)            the Company shall take action to accomplish any capital reorganization, reclassification of the Capital Stock of the Company (other than a subdivision, split or combination of any of its Common Shares), consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or sale or transfer of all or substantially all of the assets of the Company; or

 (iv)            the Company shall take any action to accomplish a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall (A) in case of any such distribution or subscription rights, at least 20 days prior to the date or expected date on which the stock books of the Company shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, at least 20 days prior to the date or expected date when the same shall be consummated (or, if later, within one (1) day of the Company’s public announcement of such event but in no case later than the actual effective date of such event), cause written notice thereof to be mailed to the Holder at its address as shown on the books of the Company. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such distribution or subscription rights, the date or expected date on which the holders of any of the Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date or expected date on which the holders of any of the Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, as the case may be.

(e)            Common Shares. For the purposes of this Section 4.2, the term “Common Shares” shall mean (x) (i) the Common Shares or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Shares consisting solely of changes in par value or from no par value to par value, or from par value to no par value and (y) any securities having economic terms similar to the Common Shares. In the event that at any time as a result of an adjustment made pursuant to the provisions of Section 4.2(a), the Holder shall become entitled to receive any shares of the Company other than Common Shares, thereafter the number of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 4.2(a), and the other provisions of this Section 4.2 with respect to the Common Shares shall apply on like terms to any such other shares.

(f)             Fractional Shares. The Company shall not be required to issue fractional Common Shares upon the conversion of the Note. If more than one Investor Note shall be surrendered for conversion at one time by the same Noteholder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount so surrendered. If any fractional interest in a Common Share would be deliverable upon the conversion of this Note, the Company may pay, in lieu thereof, in cash the closing price thereof as of the Business Day immediately preceding the date of such conversion.

(g)            Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion or redemption of the Investor Notes, such number and type of its duly authorized Common Shares as shall from time to time be sufficient for the conversion in accordance with the terms of the Investor Notes of all outstanding Investor Notes into the applicable type of Common Shares at any time. The Company shall, from time to time cause the authorized number of the applicable type of Common Shares to be increased if the aggregate of the number of authorized Common Shares of the applicable type remaining unissued and the issued Common Shares of the applicable type reserved for issuance in any other connection shall not be sufficient for the conversion of all outstanding (and issuable as set forth above) Notes into the applicable type of Common Shares at any time.

(h)            Additional Conversion Price Adjustments. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors of the Company shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall deliver to the Holder a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

ARTICLE 5
REDEMPTION OF NOTE

Section 5.1.             Redemption. This Note shall not be redeemable at the option of the Company prior to [●] [●], 202[●].2 On or after such date, subject to the satisfaction of the Redemption Conditions on the applicable Redemption Notice Date, this Note shall be redeemable at the option of the Company, in whole but not in part, on not less than 10 nor more than 20 days prior notice, in cash by wire transfer to a U.S. dollar account maintained by the Holder with a bank in the United States designated in writing by the Holder at a price equal to (a) the Fair Market Value on the applicable Redemption Notice Date of the Common Shares (without giving effect to the Voting Threshold or Ownership Threshold) multiplied by (b) (i) the aggregate principal amount of the Note plus accrued and unpaid interest thereon divided by (ii) the then-applicable Conversion Price on the Redemption Notice Date (the “Redemption Price”); provided, that, if the Company exercises its right to redeem any Investor Note, it must simultaneously exercise its right to redeem all Investor Notes; provided, further, that in the event that the Company exercises its right to redeem the Note upon or following the occurrence of a Change of Control or a Specified Termination or following the execution of a definitive agreement to consummate a transaction that would result in a Change of Control or Specified Termination, the Holder may, in its sole discretion, require the Company to redeem the Note at a price to be the greater of the Redemption Price and the Put Price. The giving of a notice of redemption will not terminate the right of the Holder to convert this Note into Common Shares at any time prior to the consummation of such optional redemption.

Section 5.2.             Notice of Redemption. Notice of redemption pursuant to Section 5.1 shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 20 days prior to the Redemption Date, to the Holder at the Holder’s address appearing in the Register (the date that such notice of redemption is given in connection with any redemption, the applicable “Redemption Notice Date”).

All notices of redemption shall state:

(a)            the date on which the Note will be redeemed (the “Redemption Date”);

(b)            that on the Redemption Date the Redemption Price will become due and payable in respect of this Note and all other Investor Notes, the amount of the Redemption Price, and that interest thereon will cease to accrue on and after said date;

(c)            the place or places (which shall in no event be outside the continental United States) where the Note is to be surrendered for payment of the Redemption Price; and

(d)            that from and after the date on which such notice is first mailed or delivered, and until the Redemption Date, the Holder shall be entitled to convert this Note, the then-applicable Conversion Price, and a description of the procedures required pursuant to Article 4 hereof to convert this Note.

Section 5.3.             Notes Payable on Redemption Date. A notice of redemption having been given as aforesaid, unless converted, this Note shall on the Redemption Date become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price) shall cease to bear interest. Upon surrender of this Note for redemption in accordance with said notice, this Note shall be paid by the Company at the Redemption Price.

If this Note is called for redemption and the Redemption Price for the Note is not paid in full on the Redemption Date upon surrender thereof for redemption, then the Redemption Date shall be deemed not to have occurred and in that case (x) the Company will be required to comply with all provisions of this Article 5 in order to redeem this Note as if the notice required by this Section 5.3 had not been delivered, (y) all payments of the Redemption Price shall be allocated first to any accrued and unpaid interest to the Redemption Date and then to the unpaid principal amount of this Note and (z) the unpaid principal amount of this Note shall, until paid, continue to bear interest at the rate prescribed herein, and all other terms and conditions of this Note shall continue to apply.

2 Insert date that is 3 years after the Closing Date.

ARTICLE 6
CHANGE OF CONTROL OR SPECIFIED TERMINATION OFFER

Section 6.1.            Change of Control or Specified Termination Offer.

(a)            Upon a Change of Control or Specified Termination, the Holder shall have the right to require that the Company repurchase all or any part of the Notes at a repurchase price in cash equal to the greater of (i) (A) the sum of the aggregate principal amount of the Note being repurchased plus any and all accrued and unpaid interest and other amounts payable on such Notes being repurchased multiplied by (B) one-and-one-half (1.50) and (ii) the Fair Market Value (on the VWAP Trading Day of such Change of Control or occurrence of such Specified Termination (it being understood that in connection with any Change of Control in which holders of Common Shares receive consideration, the Fair Market Value of the Common Shares on such VWAP Trading Day shall be the greater of the amount of such consideration and the Fair Market Value as otherwise calculated pursuant to the terms of such definition) of the Common Shares that would be deliverable upon conversion of the Notes at the applicable Conversion Price on the VWAP Trading Day of the consummation of such Change of Control or occurrence of such Specified Termination (without giving effect to the Voting Threshold or Ownership Threshold) (the “Put Price”).

(b)            Within five Business Days following any Change of Control or Specified Termination, the Company shall mail a notice to the Holder stating:

 (i)            that a Change of Control or Specified Termination has occurred and that the Holder has the right to require the Company to repurchase all or any part of the Notes at the repurchase price pursuant to Section 6.1(a);

 (ii)           the repurchase price pursuant to Section 6.1(a), or in the case of clause (ii) thereof, the manner in which it shall be calculated

 (iii)          the circumstances and relevant facts and financial information regarding such Change of Control or Specified Termination;

 (iv)          the repurchase date (which shall be no earlier than 30 days (or such shorter time period as may be permitted under applicable laws, rules and regulations) nor later than 60 days from the date such notice is mailed);

 (v)            the instructions reasonably determined by the Company, consistent with this Section 6.1, that the Holder must follow in order to have this Note repurchased; and

 (vi)            that the Holder has the right to convert this Note, at the then-applicable Conversion Price and including a statement of such price and a description of the procedures required pursuant to Article 4 hereof to convert this Note.

 (c)            If the Holder elects to have the Note repurchased, the Holder shall be required to (1) complete and manually sign the notice on the back of this Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Company, which notice shall be irrevocable, and (2) surrender the Note to the Company at the address specified in the notice at least three Business Days prior to the repurchase date.

(d)            On the repurchase date, the Note, or any portion thereof, purchased by the Company under this Section 6.1 shall be cancelled, and the Company shall pay the repurchase price determined pursuant to Section 6.1(a) to the Holder.

(e)            The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the Note pursuant to this Section 6.1. To the extent that the provisions of any applicable securities laws or regulations require the Company to act in a manner that conflicts with this Article 6, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 6.1 by virtue thereof.

ARTICLE 7
EVENTS OF DEFAULT

Section 7.1.            Events of Default. The following shall be Events of Default:

(a)            the Company fails to comply with its obligations to convert this Note in accordance with the terms hereof and such failure continues for a period of three Business Days;

(b)            the Company or any Guarantor (i) defaults in the payment of the principal of any Investor Note when the same becomes due and payable at its Maturity Date, upon required redemption or repurchase, upon declaration or otherwise, (ii) fails to redeem or repurchase Notes when required pursuant to the terms hereof or (iii) defaults in any payment of interest on any Note, and such default continues for a period of three Business Days;

(c)            the Company or any Guarantor fails to comply with Article 4, Article 6, Section 8.3(b) or Section 8.5 hereof;

(d)            the Company or any Guarantor fails to comply with any of its covenants in this Note or any other Transaction Document (other than those referred to in paragraphs (a), (b) or (c) above) and such failure continues for 30 days after written notice from the Majority Noteholders;

(e)            the Company or any Guarantor pursuant to or within the meaning of any Bankruptcy Law shall be liquidated, dissolved, adjudicated insolvent, or shall fail to pay, or shall admit in writing its inability to pay its debts as they mature, or shall make a general assignment for the benefit of creditors; or the Company or any Guarantor shall apply for or consent to the appointment of any receiver, custodian, trustee or similar officer for it or for all or any substantial part of its property, or such receiver, custodian, trustee or similar officer shall be appointed without the application or consent of the Company or any Guarantor; or the Company or any Guarantor shall institute (by petition, application, answer, consent or otherwise), or take any action to authorize the institution of, any bankruptcy, insolvency, reorganization, dissolution, liquidation or similar proceeding relating to the Company or any Guarantor under the laws of any jurisdiction or takes any comparable action under any foreign laws relating to insolvency; or any such proceeding shall be instituted (by petition, application or otherwise) against the Company or any Guarantor and such proceeding shall not be dismissed within 60 days after being instituted;

(f)             (i) any Security Document or any Security Interest granted thereby shall, in any material respect, be held in any judicial proceeding to be unenforceable or invalid, or not perfected, or shall cease or fail for any reason to be in full force and effect or to create or constitute a Security Interest with the priority and effect required under the Note and the Security Documents and such default or failure continues for 10 days or (ii) the Company or any Guarantor, or any Person acting on behalf of such Guarantor, shall deny or disaffirm in writing its obligations under this Note or any Security Document;

(g)            any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Transaction Documents);

(h)            a representation or warranty made or repeated by the Company or any Guarantor in or in connection with the Transaction Documents or in any certificate or statement delivered by or on behalf of the Company or any Guarantor under or in connection with the Transaction Documents is incorrect in any material respect (or in any respect to the extent any such representation or warranty is already qualified by materiality) when made (or deemed to have been made or repeated);

(i)             The Company and its Subsidiaries (taken as a whole) cease to carry on all or a substantial part of its business;

(j)             Any litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started against the Company or any Subsidiary of the Company where it is probable that there will be an adverse outcome to the Company or any Subsidiary of the Company and where that outcome is of a nature that would have a Material Adverse Effect; or

(k)            All or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, the Company or any material Subsidiary of the Company are seized, expropriated, nationalised or otherwise compulsory acquired by or under the authority of any government or government entity.

Section 7.2.            Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 7.1(e)) occurs and is continuing, then and in every such case the Majority Noteholders may declare the principal of, and all accrued and unpaid interest under, all Investor Notes, including this Note, to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal and interest shall become due and payable immediately. If an Event of Default specified in Section 7.1(e), the principal of, and all accrued and unpaid interest under this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holders.

Notwithstanding any of the foregoing, at any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Majority Noteholders may rescind and annul such declaration and its consequences if they so notify the Company in writing of their desire to do so. No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

ARTICLE 8
COVENANTS

Section 8.1.             Payment of Notes. The Company shall promptly pay the principal of and interest on this Note by 3:00 p.m., New York City time, on the dates and in the manner provided herein. Any amounts received by the Holder after 3:00 p.m., New York City time, on a specific date shall be deemed received on the next day. The Company shall, to the extent lawful, pay interest on overdue principal and overdue installments of interest to the extent and in the manner set forth in Section 4.1(g) of this Note.

Section 8.2.             Maintenance of Existence. The Company and each Guarantor shall (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the applicable laws of the jurisdiction of its organization; (b) take all reasonable action to maintain all material rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 8.3.            Compliance and Default Certificates.

(a)            Annual Compliance Certificate. By a date no later than 30 days after the last day of each fiscal year of the Company ending after the date hereof, the Company will deliver an Officers’ Certificate to the Holder stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such prior fiscal year with a view towards determining whether any Default or Event of Default has occurred during such prior fiscal year; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred during such prior fiscal year or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(b)            Default Certificate. Within thirty (30) days of the Company becoming aware of the occurrence of any Default or Event of Default, the Company will notify the Holder of such Default or Event of Default and describe what action the Company is taking or proposes to take with respect thereto.

Section 8.4.            Stay, Extension And Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 8.5.            When the Company May Merge, Etc.

(a)            Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

 (i)            the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a successor corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, an amendment to this Note and each Security Document to which the Company is a party in a form substantially consistent with Exhibit 8.5 hereto) all of the Company’s obligations under the Transaction Documents and pledges its assets as collateral for the Obligations in accordance with the terms hereof and of the Security Documents); and

 (ii)            if the Company is not the resulting or transferee Person, each Guarantor, unless it is the other party to the transactions described above, shall have by written agreement (in form and substance reasonably satisfactory to the Holder) confirmed that its Guarantee of the Obligations shall apply to such Person’s obligations under the Note Documents; and

 (iii)          immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

(b)            Delivery of Officers’ Certificate and Opinion of Counsel to the Holder. Prior to or substantially simultaneously with the effective time of any Business Combination Event, the Company will deliver to the Holder an Officers’ Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related amendment) comply with Section 8.5(a); and (ii) all conditions precedent to such Business Combination Event provided in this Note have been satisfied.

Section 8.6.            Covenant to Guarantee Obligations and Give Security.

Upon the formation or acquisition of any new Subsidiary by the Company or any of its Subsidiaries, and upon the acquisition of any property by the Company or any of its Subsidiaries (other than the acquisition by any Excluded Subsidiary of a leasehold interest in real estate located in the jurisdiction of such Excluded Subsidiary’s organization), which property, in the reasonable judgment of the Collateral Agent, is not already subject to a perfected lien in favor of the Collateral Agent for the benefit of the Collateral Agent and the Noteholders, the Company shall, at the Company’s expense, notify the Collateral Agent and the Noteholders thereof and:

(i)             in connection with such formation or acquisition of a Subsidiary, within 30 days after such formation or acquisition or such longer period as the Collateral Agent may agree in its reasonable discretion, (A) cause each such Subsidiary (other than an Excluded Subsidiary) to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, Guaranteeing the Obligations and a joinder or supplement to the applicable Security Documents and (B) (if not already so delivered) deliver certificates representing the Voting Stock of each such Subsidiary (if any) held by the Company or any of its Subsidiaries accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing any indebtedness owing by such Subsidiary to the Company or any of its Subsidiaries indorsed in blank to the Collateral Agent, together with, if requested by the Collateral Agent, supplements to the Guarantee and Collateral Agreement,

(ii)            within 30 days after such formation or acquisition of any such property or any request therefor by the Collateral Agent (or such longer period, as the Collateral Agent may agree in its reasonable discretion) duly execute and deliver, and cause each such Subsidiary to duly execute and deliver, to the Collateral Agent one or more supplements to the Security Documents as specified by and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all the Obligations and establishing liens on all such properties or property,

(iii)            within 30 days after such request, formation or acquisition, or such longer period, as the Collateral Agent may agree in its reasonable discretion, take, and cause such Subsidiary (other than an Excluded Subsidiary) and the Company and each of its Subsidiaries to take, whatever action, the filing of UCC financing statements, valid and subsisting liens on the properties purported to be subject to the Security Documents, enforceable against all third parties in accordance with their terms,

(iv)           within 30 days after the request of the Collateral Agent, or such longer period as the Collateral Agent may agree in its reasonable discretion, deliver to the Collateral Agent, organizational documents, resolutions and a signed copy of one or more customary opinions, addressed to the Collateral Agent and the other Noteholders, of counsel for the Collateral Agent reasonably acceptable to the Collateral Agent as to such matters as the Collateral Agent may reasonably request,

(v)            with respect to any real property, take such actions as the Collateral Agent may request in connection with the pledge of such real property to the Collateral Agent for the benefit of the Noteholders and the Collateral Agent, and

(vi)           at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the liens of, the Security Documents.

Section 8.7.             Further Assurances. Promptly upon request by the Collateral Agent or any Noteholder, the Company shall and shall cause its Subsidiaries to (i) correct any material defect or error that may be discovered in any Note Document or other document or instrument relating to any Collateral or in the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Agent or any Noteholder, may reasonably require from time to time in order to grant, preserve, protect and continue the validity, perfection and priority of the Security Interests created or intended to be created by the Security Documents.

ARTICLE 9
DEFINITIONS

Section 9.1.            Definitions. The following terms, shall have the meanings set forth below:

“30-Day VWAP” means the arithmetic average of the Daily VWAP per share for each VWAP Trading Day over the prior thirty (30) VWAP Trading Days.

“Additional Investor” means (a) those investors listed on Schedule A attached hereto and/or (b) subject to Holder’s prior written consent (such consent not to be unreasonably withheld; provided, that it shall not be unreasonable for the Holder to withhold approval for strategic investors (e.g. financial services companies with a significant credit card business and companies engaged in the travel, lodging, hospitality and vacation industries) or such strategic investor’s affiliated investment entities or divisions), any other investor.

“Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Affiliated Party” means, with respect to any natural Person, (A) any company, partnership, trust or other entity for which such natural Person (or such natural Person’s estate) has dispositive or voting power with respect to any of the Company’s common Capital Stock held by such company, partnership, trust or other entity; (B) any trust the beneficiaries of which consist solely of such natural Person, any Immediate Family Member of such natural Person or any person described in clause (A); (C) the trustees, legal representatives, beneficiaries or beneficial owners (in each case, solely in such capacity and not in their individual or other capacities) of any such company, partnership, trust or other entity referred to in clause (A) or (B); (D) the estates of such natural Person (it being understood, for the avoidance of doubt, that this clause (D) will not include any Person to whom any securities are transferred from any such estate); and (E) the Immediate Family Members of such natural Person.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors.

“Board of Directors” or “Board” means the Board of Directors or any committee thereof duly authorized to act on behalf of the Board of Directors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, partnership, membership or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock (but excluding any debt securities convertible into such equity) and any rights to purchase, warrants, options or similar interests with respect to the foregoing.

“Change of Control” means the occurrence of any of the following:

(1)            the sale, lease or transfer (other than by way of merger or consolidation), in one or a series of related transactions, of all or a majority (by market value) of the assets of the Company, Inspirato LLC (“OpCo”) and their respective Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (a “Group”) other than to the Company, OpCo or their respective Subsidiaries; or

(2)            (a) the acquisition by any Person or Group (other than any Permitted Holder), in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 35% of the total voting power of the Voting Stock of the Company or OpCo or (b) the acquisition by the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 40% of the total voting power of the Voting Stock of the Company or OpCo (it being understood, for the avoidance of doubt, that the holdings of all Permitted Holders being aggregated for purposes of this clause (b)); provided further that no Person or Group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or Group until such tendered securities are accepted for purchase or exchange under such offer; or

(3)            the consummation by the Company of any merger, consolidation, share exchange, exchange offer, tender offer, business combination transaction or similar transaction or series of related transactions other than any such transaction or transactions pursuant to which the Persons that directly or indirectly “beneficially owned” (determined in accordance with Rule 13d-3 under the Exchange Act) the Company’s Voting Stock immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of each class of Voting Stock of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction.

Notwithstanding the foregoing, a transaction will not be considered a Change of Control under clause (2) or (3) of this definition if (a) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company that conducts no operations and holds no assets other than its indirect ownership of the Voting Stock of the Company (a “Holding Company”), (b) either (i) the shares of all classes of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted or into or exchanged for, all classes of Voting Stock of such Holding Company immediately after giving effect to such transaction or (ii) immediately following such transaction, no Person or Group, other than a Person satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly of more than 35% (or in the case of Brent Handler, 40%) of the Voting Stock of such Holding Company and (c) the Company has complied with its obligations in respect of Section 4.2(a)(v) in respect of such transaction.

“Class A Common Stock” means the shares of Class A common stock of the Company, par value $0.0001 per share.

“Class B Non-Voting Common Stock” means the shares of Class B Non-Voting common stock of the Company, par value $0.0001 per share.

“Class V Common Stock” means the shares of Class V common stock of the Company, par value $0.0001 per share.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Company or any Guarantor in or upon which a lien is granted by such Person in favor of the Collateral Agent under any of the Security Documents.

“Closing Date” means [●], 2023.

“Collateral Agent” means [●] and its successors and assigns under the Security Documents.

“Commercial Agreement” has the meaning set forth in the Investment Agreement.

“Common Shares” means the Class A Common Stock and/or Class B Non-Voting Common Stock, as applicable, of the Company, each par value $0.0001 per share.

“Company” has the meaning set forth in the preamble.

“Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Conversion Date” has the meaning provided in Section 4.1(d).

“Conversion Price” means $1.50 per Common Share.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Class A Common Stock as displayed under the heading “Bloomberg VWAP” on the Bloomberg terminal (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session (or, if such volume-weighted average price is unavailable, the market value of one share of Class A Common Stock, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm reasonably acceptable to the Company and Holder). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Domestic Subsidiary” means any Subsidiary of the Company incorporated under the laws of the United States of America, any State thereof or the District of Columbia.

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excess Amount” has the meaning set forth in Section 4.1(b).

“Excluded Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary and owns no material assets other than leasehold interests in real property located in its jurisdiction of organization.

“Fair Market Value” shall mean, (a) with respect to any asset or property that is neither a Common Share nor convertible into a Common Share, the price that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction or (b) (A) in the case of the Class A Common Stock, (x) if listed on Nasdaq or another national securities exchange registered under Section 6 of the Exchange Act, the price as calculated using the 30-Day VWAP or (y) if not listed on Nasdaq or another national securities exchange registered under Section 6 of the Exchange Act, the price determined by an independent nationally recognized valuation firm reasonably acceptable to Company and Holder and (B) in the case of the Class B Non-Voting Common Stock, the price equal to the Fair Market Value of the Class A Common Stock, as determined pursuant to clauses (A)(x) or (y) above, as the case may be.

“Fully-Diluted Shares” means the number of Common Shares issued and outstanding assuming the exercise of all outstanding options, warrants and rights to acquire, and the conversion of any securities convertible or exercisable into, Common Shares (including all Investor Notes), whether or not then vested, convertible or exercisable.

“Fundamental Change” means the occurrence of any transaction to which the Company is a party (including without limitation any recapitalization or reclassification of any class of Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination in the ordinary course), any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding Common Shares of the Company) or any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange) pursuant to which all Common Shares are converted into or exchangeable for the right to receive other securities, cash or other property.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee and Collateral Agreement” means the [Security Agreement], dated as of [●] [●], [●], by and among the Company, the Guarantors, and the Collateral Agent.3

“Guarantor” means any Subsidiary that has Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement.

“Holder” has the meaning set forth in the preamble, as further described in Section 2.1.

3 To be substantially consistent with the Guarantee and Collateral Agreement, dated as of October 30, 2020, among Mulberry Health, Inc., HPS Investment Partners, LLC, as administrative agent, and the other parties thereto, with changes to reflect the terms of the Note and of the Investment Agreement, to reflect that all Subsidiaries of the Company (other than Excluded Subsidiaries) will be guarantors and pledgors (and required to perfect such security interests), to reflect that the only releases of guarantees and collateral thereunder shall be upon repayment of the Obligations, and to delete clause (d) of the definition of Excluded Asset.

“Immediate Family Member” means, with respect to any specified natural Person, any other natural Person that has any relationship to such specified natural Person by blood, marriage or adoption that is not more remote than first cousin.

“Interest Payment Date” has the meaning set forth in Section 1.1(b).

“Investment Agreement” means the Investment Agreement, dated as of August 7, 2023, by and among the Company, Inspirato LLC and certain other parties thereto.

“Investor Notes” means this Note and each other note of the same series as this Note (including all Additional Notes).

“Legal Holiday” is a Saturday, a Sunday or other day on which banking institutions are not open for general business in New York.

“Majority Noteholders” means, at any time, the Noteholders holding a majority of the principal amount of the Investor Notes outstanding at such time.

“Material Adverse Effect” means a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or any other circumstance that in any manner would be expected to materially adversely affect the interests of the Collateral Agent or the Holder under the Note.

“Maturity Date” has the meaning set forth in the preamble.

“Nasdaq” shall mean the Nasdaq Stock Market LLC.

“Note Documents” means this Note and the Security Documents.

“Noteholders” means all registered owners of the Investor Notes.

“Note” means this Note, as amended, supplemented, extended, restated, renewed, replaced, refinanced or otherwise modified, in each case from time to time and whether in whole or in part.

“Notice” has the meaning set forth in Section 10.1.

“Obligations” means all obligations of the Company and the Guarantors under this Note and the other Note Documents, including obligations to the Collateral Agent, whether for payment of principal of or interest on this Note and all other monetary obligations of the Company and the Guarantors under this Note and the other Note Documents, whether for fees, expenses, indemnification or otherwise.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company. “Officer” of a Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of each Person issuing such certificate. For the avoidance of doubt, any Officers’ Certificate to be delivered by the Company pursuant to this Note shall be signed by two Officers of the Company.

“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Holder, subject to customary qualifications and exclusions.

“Ownership Threshold” has the meaning set forth in Section 4.1(b)(ii).

“Permitted Holder” means (A) any of Brent Handler and his Affiliated Parties; and (B) any “group” within the meaning of Section 13(d) of the Exchange Act consisting solely of Permitted Holders.

“Permitted Regulatory Transferee” has the meaning set forth in Section 4.1(b).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Put Price” has the meaning set forth in Section 6.1(a).

“Redemption Conditions” means, as of any date of determination, the following conditions: (i) the 30-Day VWAP as of such date is greater than 200% of the then applicable Conversion Price and (ii) as of such date, the Class A Common Stock is listed on Nasdaq.

“Redemption Date” has the meaning set forth in Section 5.2(a).

“Redemption Price” has the meaning set forth in Section 5.1.

“Reference Date” means, with respect to any dividend or other distribution, the VWAP Trading Day prior to the date on which the Class A Common Stock first trade in its principal market with a Daily VWAP that reflects the absence of a right to receive such dividend or other distribution.

“Register” has the meaning set forth in Section 2.1.

“Regulated Investor” means a Holder that is a bank holding company or financial holding company or an affiliate thereof under the BHC Act, together with any affiliates (as defined under the BHC Act) of such Holder.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Guarantee and Collateral Agreement, and all other the security agreements, pledge agreements, collateral assignments and related agreements relating to this Note or entered into pursuant to the terms of this Note, the Guarantee and Collateral Agreement, in each case as amended, supplemented, restated, renewed, refunded, replaced, restructured or otherwise modified from time to time.

“Security Interest” means any mortgage, sub-mortgage, security assignment, standard security, charge, sub-charge, pledge, lien, right of set-off or other encumbrance or Security Interest of any kind, however created or arising.

“Specified Termination” means (x) a termination of the Commercial Agreement by the Company or (y) a termination of the Commercial Agreement by Capital One Services, LLC on account of a material breach thereof.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“Transaction Documents” means the Investor Notes, the Investment Agreement and the Security Documents.

“transfer” has the meaning set forth in Section 2.2.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled at the time to vote in the election of directors, managers or trustees thereof.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal national securities exchange registered under Section 6 of the Exchange Act on which the Class A Common Stock is then listed, or, if the Class A Common Stock is not then listed on a national securities exchange registered under Section 6 of the Exchange Act, the principal other market on which the Class A Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Class A Common Stock generally occurs on a national securities exchange registered under Section 6 of the Exchange Act on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a national securities exchange registered under Section 6 of the Exchange Act, on the principal other market on which the Class A Common Stock is then traded. If the Class A Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

Section 9.2.             Interpretation. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(c)            references to “generally accepted accounting principles” shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

(d)            “or” is not exclusive;

(e)            words in the singular include the plural, and in the plural include the singular;

(f)            provisions apply to successive events and transactions;

(g)            “including” means including without limitation; and

(h)            any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified.

ARTICLE 10
MISCELLANEOUS

Section 10.1.          Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex, e-mail, electronic transmission or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex, e-mail, electronic transmission or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service. Any party may change its address for Notice by Notice given to the Company in accordance with the foregoing. No objection may be made to the method of delivery of any Notice actually and timely received.

To the Company:

 Inspirato Incorporated

 1544 Wazee Street

 Denver, CO 80202

 Attention: Brent Handler

 Legal@inspirato.com

with a copy (which will not constitute actual or constructive notice) to:

 Wilson Sonsini Goodrich & Rosati
 650 Page Mill Road
 Palo Alto, CA 94304
 Attention: Tony Jeffries
         tjeffries@wsgr.com

and

To the Holder:

Oakstone Ventures, Inc. (Capital One)

1680 Capital One Drive

McLean, Virginia 22102

Attention:         Nathan Krishnamurthy, MVP

Email:  nathan.krishnamurthy@capitalone.com

               with a copy to: george.stauffer@capitalone.com

with a copy (which shall not constitute actual or constructive notice) to:

 Wachtell, Lipton, Rosen & Katz

 51 West 52nd Street

 New York, New York 10019

 Attn: Gregory Pessin

 Telephone: (212) 403-1000

 Fax: (212) 403-2000

Section 10.2.          [Reserved].

Section 10.3.           Amendment. The provisions of each Note Document may be amended, modified or waived only if the Majority Noteholders and the Company shall mutually agree in writing to so amend, modify or waive such provisions; provided, however, that no such waiver shall extend to or affect any covenant set forth herein except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant shall remain in full force and effect; and provided further that no such amendment, modification or waiver (i) which would modify any requirement hereunder that any particular action be taken by all of the Noteholders, or by Noteholders of a specified percentage of the aggregate principal amount of the outstanding Investor Notes, shall be effective unless consented to by all of the Noteholders or by Noteholders of such specified percentage, respectively, or (ii) which would modify any part of Article 4, Article 5, Article 6 or any of their respective defined terms or would otherwise would extend the due date for, or reduce the amount of, or form of, or timing for payment of, any payment of principal of or interest on any Investor Note shall be made without the consent of the Noteholder of such Investor Note. Notwithstanding the foregoing, no Noteholder shall be required to consent to an amendment delivered by the Company to such Noteholder to comply with its obligations under Section 8.5. Any such amendment, modification or waiver consented to by the Majority Noteholders shall be binding on all Noteholders. Notwithstanding the foregoing, the Collateral Agent is hereby authorized and directed to enter into the Security Documents or any amendments or supplements thereto as the Collateral Agent determines in accordance with the terms of the Note Documents, and to otherwise enter into (on behalf of itself and the Noteholders) any other documents or instruments contemplated hereby or by the Note Documents, without the consent of any Noteholder.

Section 10.4.          Governing Law; Jurisdiction; Waiver of Trial by Jury.

(a)            This Note shall be construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws provisions thereof. The Company hereby irrevocably submits to the jurisdiction of any court of the State of New York located in the borough of Manhattan of New York or the United States District Court for the Southern District of the State of New York, any appellate courts from any thereof (any such court, a “New York Court”), for the purpose of any suit, action or other proceeding arising out of or relating to this Note or under any applicable securities laws and arising out of the foregoing, which is brought by or against the Company, and the Company hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding will be heard and determined in any New York Court. The Company hereby agrees not to commence any action, suit or proceeding relating to this Note other than in a New York Court except to the extent mandated by applicable law. The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding in any such court or that such suit, action or proceeding was brought in an inconvenient court and agree not to plead or claim the same. EACH PARTY TO THIS NOTE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(b)            The submission to the jurisdiction referred to in the preceding paragraph shall not limit the right of the Holder to take proceedings against the Company in courts of any other competent jurisdiction nor shall the taking of proceedings against the Company in any one or more jurisdictions preclude the taking of proceedings against the Company in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

Section 10.5.          Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

Section 10.6.          Successors. All agreements of the Company in this Note shall bind its successor.

Section 10.7.          Severability. If any one or more of the provisions contained in this Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and such provision shall be interpreted to the fullest extent permitted by the law; provided that the Company and the Holder shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

Section 10.8.          Headings. The headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.9.          Enforcement. The Company agrees to pay all fees (including legal fees) and expenses which the Holder may reasonably incur as a result of any contest by the Holder of the liability of the Company under any provision of this Note in which a final and non-appealable decision or settlement is made that the Company is liable to the Holder in substantially such a manner as is claimed by the Holder.

Section 10.10.         Specific Performance. The Company acknowledges that the Holder would not have an adequate remedy at law for money damages in the event that the terms of this Note were not performed in accordance with its terms, and therefore agrees that the Holder shall be entitled to (in addition to any other remedy to which the Holder may be entitled, at law or in equity) injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Note, the Company shall not raise the defense that there is an adequate remedy at law.

Section 10.11.         Non-Waiver; Remedies Cumulative. Holder shall not, by any act of omission or commission, be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not, except as specifically set forth therein, be construed as continuing or as a bar to or waiver of a right or remedy on any other occasion. All remedies conferred upon Holder by this Note shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder’s option.

Section 10.12.        Waiver. The Company hereby waives presentment for payment, protest and demand, and, except as specifically set forth or required herein or hereunder, notice of protest, intent, demand, dishonor and nonpayment of this Note and all other notices of any kind.

Section 10.13.        Assignment. This Note and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of the Holder.

Section 10.14.        Entire Agreement. This Note and the agreements, documents and instruments executed in connection herewith, constitutes the entire agreement of the Company and the Holder with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the Company and the Holder, whether oral or written, with respect to the subject matter hereof.

Section 10.15.        Time of the Essence. Time is of the essence with respect to all of the obligations and agreements specified in this Note.

ARTICLE 11
Security Documents and Collateral Agent Appointment

Section 11.1.          Security Documents.

(a)            The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders or the Collateral Agent under the Note Documents, according to the terms hereof or thereof, shall be secured as provided in the Security Documents, which define the terms of the Security Interests that secure the Obligations. The Collateral Agent and the Company and the Holder hereby acknowledge and agree that, as further set forth below, the Collateral Agent will hold the Collateral for the benefit of the Noteholders and the Collateral Agent.

(b)            Notwithstanding anything to the contrary herein, no inaccuracy or breach, as applicable, of any representation, warranty or covenant in this Note, the Transaction Documents or any Security Document relating to the grant, validity, enforceability, perfection or priority of any Security Interest shall occur, and no Default or Event of Default or other breach of the terms hereof or thereunder shall occur, in either case, as a result of the collateral agency described in this Section 11.1.

(c)            The Holder, by accepting the Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) as may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their terms and this Note. Subject to the terms of the Security Documents, the Company shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the Security Documents, to provide to the Collateral Agent the Security Interest in the Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Note secured thereby, according to the intent and purposes therein expressed.

(d)            Notwithstanding any provision hereof to the contrary, the provisions of this Section 11.1 are qualified in their entirety by the terms of the Security Documents and neither the Company nor any Guarantor shall be required pursuant to this Note or any Security Document to take any action limited by the foregoing.

Section 11.2.          Release of Collateral.

(a)            The Security Interests in all Collateral securing the Obligations will be automatically released, without delivery of any instrument or any action by any party, upon payment in full of the principal of, together with accrued and unpaid interest on, the Investor Notes and all other Obligations under the Investor Notes, the Guarantee and Collateral Agreement and the other Note Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid.

(b)            With respect to any release of the Security Interests securing the Obligations, upon receipt of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Note and the Security Documents, to such release have been met and of any necessary or proper instruments of termination, satisfaction, discharge or release prepared by the Company, the Collateral Agent shall, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases (whether electronically or in writing) to evidence, and shall do or cause to be done all other acts reasonably necessary to effect, in each case as soon as reasonably practicable, the release and discharge of any Collateral permitted to be released pursuant to this Note or the Security Documents. Neither the Holder nor the Collateral Agent shall be liable for any such release or subordination undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, the Holder and the Collateral Agent shall not be under any obligation to release or subordinate any such Security Interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

Section 11.3.          Suits to Protect the Collateral.

Subject to the provisions of the Security Documents, upon the occurrence and continuance of an Event of Default, the Majority Noteholders may direct the Collateral Agent to take all actions necessary or appropriate in order to:

(a)            enforce any of the terms of the Security Documents; and

(b)            collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents, the Majority Noteholders and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Majority Noteholders or the Collateral Agent may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents, and such suits and proceedings as the Majority Noteholder or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the holders in the Collateral. Nothing in this Section 11.3 shall be considered to impose any such duty or obligation to act on the part of the Holder or the Collateral Agent.

Section 11.4.          Authorization of Receipt of Funds by the Holder Under the Security Documents.

Subject to the provisions of the Security Documents, the Collateral Agent is authorized to receive any funds for the benefit of the holders distributed under the Security Documents, and to make further distributions of such funds to the Noteholders.

Section 11.5.          Collateral Agent.

(a)            The Holder, by acceptance of the Note, hereby designates and appoint the Collateral Agent as its agent under the Security Documents and the Holder by acceptance of the Note, hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Note and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Note and the Security Documents and consents and agrees to the terms of this Note and each Security Document (as applicable), as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent agrees to act as such on the express conditions contained in this Section 11.5. The Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Note or the Security Documents (as applicable), and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Noteholders. Notwithstanding any provision to the contrary contained elsewhere in this Note or the Security Documents (as applicable) the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents (as applicable) to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with any holder or any grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Note, the Security Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Note with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)            The Collateral Agent may perform any of its duties under this Note and/or the Security Documents (as applicable) by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care. The exculpatory provisions of this Article 11 shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

(c)            None of the Collateral Agent or any of its respective Related Persons shall be liable for any action taken or omitted to be taken in good faith by any of them under or in connection with this Note or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment) or under or in connection with any Security Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment), or be responsible in any manner to any of any holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other grantor or Affiliate of any grantor, or any Officer or Related Person thereof, contained in this Note and/or the Security Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Note and/or the Security Documents or the validity, effectiveness, genuineness, enforceability or sufficiency of this Notes and/or the Security Documents or for any failure of any grantor or any other party to this Note and/or the Security Documents to perform its obligations hereunder or thereunder (if any). None of the Collateral Agent or any of its Related Persons shall be under any obligation to any holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Note and/or the Security Documents, if any, or to inspect the properties, books, or records of any grantor or any grantor’s Affiliates. The Collateral Agent shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel.

(d)            The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other grantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Unless otherwise expressly required hereunder or pursuant to the Security Documents, the Collateral Agent shall be fully justified in failing or refusing to take any action under this Note and/or the Security Documents unless it shall first receive such written advice or concurrence of the Majority Noteholders as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Noteholders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Note and/or the Security Documents in accordance with a request, direction, instruction or consent of the holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the holders.

(e)            The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless an Officer of the Collateral Agent shall have received written notice from a Noteholder or the Company referring to an Investor Note, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Noteholders in accordance with the terms of the Investor Notes and the Note Documents.

(f)             The Collateral Agent may resign (as to all Investor Notes) at any time by thirty (30) Business Days’ written notice to the Noteholders and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under the Investor Notes, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Majority Noteholders may appoint a successor collateral agent under the Investor Notes, subject to the consent of the Company (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within 30 days after the intended effective date of resignation (as stated in the notice of resignation), the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall include such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 11.5 shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under the Investor Notes.

(g)            Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment.

(h)            The Collateral Agent is hereby authorized and directed to, and hereby agrees to, whether on or after the Closing Date, (i) enter into and/or join the Security Documents to which it is party (and any joinders, supplements or amendments thereto contemplated hereby), (ii) bind the Noteholders on the terms as set forth in the Security Documents, and (iii) perform and observe its obligations under the Security Documents. Any such action shall be at the direction and expense of the Company and shall be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that the execution is authorized or permitted pursuant to the Investor Notes and the Note Documents.

(i)             If applicable, the Collateral Agent is each Noteholder’s agent for the purpose of perfecting the Noteholders’ Security Interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession. Should the Holder obtain possession of any such Collateral, the Holder shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(j)             The Collateral Agent shall have no obligation whatsoever to any of the Noteholders to assure that the Collateral exists or is owned by any grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Security Interests have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the grantor’s property constituting Collateral intended to be subject to the lien and Security Interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to the Investor Notes or any Security Document, other than pursuant to the instructions of the Majority Noteholders or as otherwise provided in the Security Documents.

(k)            [Reserved].

(l)             No provision of any Investor Note or any Security Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders, unless it shall have received indemnity and/or security satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent.

Notwithstanding anything to the contrary contained in any Investor Note or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause (l) if it no longer reasonably deems any indemnity, security or undertaking from the Holders to be sufficient.

(m)           The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(n)            Neither the Collateral Agent nor any Noteholder shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Agent nor any Noteholder shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(o)            The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other grantor under this Note or the Security Documents. The Collateral Agent shall not be responsible to the Noteholders or any other Person for any recitals, statements, information, representations or warranties contained in any Investor Note, the Security Documents, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, the Investor Notes or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Security Interest therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under the Investor Notes or the Security Documents. The Collateral Agent shall have no obligation to any holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of the Investor Notes or the Security Documents, or the satisfaction of any conditions precedent contained in the Investor Notes or any Security Documents or for the performance or observance of any covenants, agreements or other terms and conditions set forth under the Investor Notes or the Security Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under the Investor Notes or the Security Documents unless expressly set forth hereunder or thereunder. Unless otherwise directed hereunder, the Collateral Agent shall have the right at any time to seek instructions from the holders with respect to the administration of the Investor Notes or the Security Documents.

(p)            Subject to the provisions of the applicable Security Documents, the Holder, by acceptance of the Note, agrees that the Collateral Agent shall execute and deliver the Security Documents, or joinder or similar agreements in respect thereof, to which it is (or is to be) a party and all agreements, documents and instruments incidental thereto (including any releases of Collateral permitted hereunder), and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall not be required to exercise discretion under the Investor Notes or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction requiring such discretion without the written direction of the Majority Noteholders, except as otherwise expressly provided for herein or therein.

(q)            After the occurrence and continuance of an Event of Default, the Majority Noteholders, may direct the Collateral Agent in connection with any action required or permitted by this Note or the Security Documents.

(r)             The Collateral Agent is authorized to receive any funds for the benefit of itself, the Noteholders distributed under the Security Documents.

(s)            In each case that the Collateral Agent may or is required hereunder or under any Security Document to take any discretionary action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral (unless such release is expressly provided for hereunder or thereunder) or otherwise to act in its discretion hereunder or under any Security Document, the Collateral Agent may seek direction from the Majority Noteholders. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Majority Noteholders. If the Collateral Agent shall request direction from the Majority Noteholders with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Majority Noteholders, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(t)             Notwithstanding anything to the contrary in this Note or in any Security Document, in no event shall the Collateral Agent or the Holder be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the Security Interests intended to be created by this Note or the Security Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Holder be responsible for, and neither the Collateral Agent nor the Holder makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the Security Interests intended to be created thereby.

(u)            Before the Collateral Agent acts or refrains from acting in each case at the written request or direction of the Company or the Guarantors, other than as set forth in this Note, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of this Section 11.5 hereof. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

[Remainder of Page Intentionally Left Blank]

INSPIRATO INCORPORATED

By:
Name:
Title:

[Signature Page to Note]

[FORM OF ASSIGNMENT]

The undersigned Holder, hereby       *       to ___________ (herein called the “Assignee”),            **            interest of the undersigned in this Note, with the effect and subject to the provisions set forth in this Note, such assignment to be effected by delivery of this Note to the Company with this assignment properly completed in accordance with the terms and conditions of this Note, such transfer or assignment to become effective on, and not to be effective for any purpose until, the Company has acknowledged such transfer or assignment and executed and delivered a new Note to the (partial) Assignee registered in the name of the (partial) Assignee (and, in the case of a partial assignment, a new Note to the undersigned Holder).

Dated:
Signature
(Use exact name of Holder as shown on this Note)

Fill in for registration of new Note:

Please print address of Assignee
(including zip code)

____________
*               Insert, as appropriate, the words “transfers,” “assigns,” or followed by a description of the obligation, “pledges as security for.”

**            Insert, as appropriate, the words “(100%) the entire” or, preceded by a percentage less than 100% in parentheses, “a partial.”

Notice of the foregoing assignment is hereby acknowledged and approved.

INSPIRATO INCORPORATED

By

Dated: ____________________

2

[FORM OF CONVERSION NOTICE PURSUANT TO SECTION 4.1]

TO INSPIRATO INCORPORATED:

The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note into Common Shares (such conversion amounts detailed below) of INSPIRATO INCORPORATED in accordance with the terms of this Note, and directs that the shares and the Common Shares issuable and deliverable upon the conversion be issued and delivered to the Holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto.

Conversion Amounts:

 Class A Common Stock: [ ] shares; provided, if such conversion exceeds the Voting Threshold, then any amount in excess of the  Voting Threshold shall be added to the Class B Non-Voting Common Stock conversion amount.

 Class B Non-Voting Common Stock: [ ] shares; provided, if such conversion exceeds the Ownership Threshold, then any amount in  excess of the Ownership Threshold shall be deemed an Excess Amount under this Note.

[If conditional: This exercise is conditioned upon ___________________________________________________, and shall become effective [immediately prior to] [at the same time as] [immediately following] satisfaction of such condition.]

Signature
(Use exact name of Holder as shown on this Note)

Dated: _______________________

Fill in for registration of shares:

(Please print address of Assignee
including zip code)

Social Security or other Taxpayer
Identification Number

2

[FORM OF OPTION OF HOLDER TO ELECT
PURCHASE PURSUANT TO SECTION 6.1 — CHANGE
OF CONTROL]

TO INSPIRATO INCORPORATED:

The undersigned Holder hereby elects to have the Company repurchase [all] [      *       principal amount] of this Note pursuant to Section 6.1 of this Note.

Dated:
Signature
(Use exact name of Holder as shown on this Note)

*               If Note to be repurchased in part, state the amount ($1,000 or integral multiple thereof).

EXHIBIT B

FORM OF CHARTER AMENDMENT

B-1

[****]